UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PRELIMINARY PROXY STATEMENT DATED MAY __, 2012, SUBJECT TO COMPLETION

May __, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of USA Technologies, Inc. to be held at 9:00 a.m., on June 28, 2012, at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355. This Proxy Statement contains information about our Company and the three proposals to be voted upon by shareholders at the meeting. Please give this information your careful attention.

In connection with the Annual Meeting, enclosed herewith is the Proxy Statement and a WHITE proxy card. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote on the Internet or by telephone. If you are a holder of record, you may also vote by mail by completing, dating, and signing the enclosed WHITE proxy card and returning it in the enclosed, postage paid envelope furnished for that purpose. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

I look forward to seeing you at the Annual Meeting.  In the meantime, please feel free to contact me with any questions you may have.

Sincerely,

/s/ Stephen P. Herbert
Stephen P. Herbert
Chairman and Chief Executive Officer

USA TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 28, 2012

To our Shareholders:

The Annual Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), will be held at 9:00 a.m., on June 28, 2012, at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, for the following purposes:

1. The election of nine Directors to serve until the 2013 Annual Meeting of Shareholders;

2. To act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2012;

3. To act upon a proposal to approve the USA Technologies, Inc. 2012 Stock Incentive Plan; and

4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

With respect to proposal 1, Bradley M. Tirpak (“Tirpak”), a former Board member, has notified the Company that he intends to nominate seven individuals, including himself, for election to the Board at the Annual Meeting.  Tirpak’s nominees are NOT endorsed by the Board, and the Board believes that this action by Tirpak is not in your best interest. The Board unanimously recommends that you vote FOR ALL of the Board’s nominees at the Annual Meeting on the WHITE proxy card. The Board urges you to NOT sign or return any proxy card that may be sent to you by Tirpak. Voting against Tirpak’s nominees on a proxy card is not the same as voting for the Board’s nominees on the WHITE proxy card because a vote against Tirpak’s nominees will revoke any previous proxy submitted by you, even if your previous proxy voted for the Board’s nominees. If you have previously submitted a proxy card, we urge you to revoke that proxy and vote for the Board’s nominees by completing, dating, signing and returning the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

If you have any questions or need assistance in voting your shares, please contact the firm assisting the Board in the solicitation of proxies:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 or (800) 322-2885
proxy@mackenziepartners.com

The Board of Directors has fixed the close of business on April 27, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the Internet or telephone or by completing and returning by mail the enclosed WHITE proxy card. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you want to, as your proxy is revocable at your option.

We have enclosed a copy of the Company’s Annual Report on Form 10-K for the 2011 fiscal year with this notice and proxy statement.

By Order of the Board of Directors,

/s/ Stephen P. Herbert
Stephen P. Herbert
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2012
The proxy statement, form of proxy card, and annual report on Form 10-K of USA Technologies, Inc. are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591

USA TECHNOLOGIES, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
June 28, 2012

GENERAL INFORMATION

These materials are intended to solicit proxies on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 9:00 a.m., on June 28, 2012, at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355.

The Company’s principal executive offices are located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355.

PROXY STATEMENT QUESTIONS AND ANSWERS

Why have I been furnished with this proxy statement?

This Proxy Statement was first mailed to shareholders on or about May __, 2012. You have been furnished with this proxy statement because you owned shares of Common Stock, no par value (“Common Stock”), or Series A Convertible Preferred Stock, no par value (“Series A Preferred Stock”), of the Company at the close of business on April 27, 2012, the record date for the Annual Meeting. Our Board of Directors has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies on behalf of the Company for use at our Annual Meeting.

What will I be voting on?

You will be voting on:

1.           The election of Deborah G. Arnold, Steven D. Barnhart, Joel Brooks, Stephen P. Herbert, Douglas M. Lurio, Albin F. Moschner, Frank A. Petito, III, Jack E. Price and ____________ to serve as Directors until the 2013 Annual Meeting of Shareholders;

2.           A proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2012;

3.           A proposal to approve the USA Technologies, Inc. 2012 Stock Incentive Plan; and

4.           Such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Could other matters be voted on at the Annual Meeting?

As of May __, 2012, the items listed in 1 through 3 in the preceding question are the only matters which the Board intends to present at the Annual Meeting. If any other matters are properly presented for action, the persons named in the form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of the Company.

How does the Board recommend I vote on the proposals?

The Board recommends a vote for each of the Board’s director nominees identified in Item 1, and for Items 2 and 3. The Board urges you not to sign or return any  proxy card that may be sent to you by Tirpak.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

The Desmond Hotel and Conference Center, where the Annual Meeting will be held, is located at One Liberty Boulevard, Malvern, Pennsylvania 19355. You may obtain directions to the venue by contacting Desmond Hotel and Conference Center at (800) 575-1776 or by accessing their website at www.desmondgv.com and clicking on the “Map/Directions” link.

Who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by the Company.  Such solicitation may also be made on behalf of the Company by the Company’s Directors, officers or employees in person or by telephone, facsimile transmission or telegram. Employees, officers or Directors will not receive any additional compensation for these solicitation activities. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies and distributing proxy materials for a fee of up to $_________ plus expenses.

Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended June 30, 2011?

You may access an electronic copy of the Proxy Statement, form of proxy card, and the Annual Report on Form 10-K for the year ended June 30, 2011 at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591.

Who is entitled to vote at or attend the Annual Meeting?

Only holders of Common Stock or Series A Preferred Stock of record at the close of business on April 27, 2012 will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one-hundredth of a vote on all matters to come before the Annual Meeting. On April 27, 2012, the record date for the Annual Meeting, the Company had issued and outstanding 32,705,419 shares of Common Stock and 445,063 shares of Series A Preferred Stock.

Shareholders of Record.  If, on the record date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. In order to be admitted to the Annual Meeting, you must present photo identification. In addition, your name will be verified against the list of shareholders as of the record date. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

Beneficial Owners.  If, on the record date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the Annual Meeting. If you want to attend the Annual Meeting, you must provide proof of beneficial ownership as of the record date, such as your account statement reflecting ownership as of the record date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

How do I vote my shares?

You may vote either in person at the Annual Meeting or by proxy.

-- At the Annual Meeting.  Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Annual Meeting.

-- To vote by proxy, you must select one of the following options:

1.           Vote on the Internet:

●	Access www.voteproxy.com.

●	Have the WHITE proxy card in hand.

●	Follow the instructions provided on the site.

●	Submit the electronic proxy before the required deadline (11:59 p.m., Eastern Time, on June 27, 2012).

●	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

2.           Vote by Telephone:

●	Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries, from any touch-tone telephone.

●	Have the WHITE proxy card in hand.

●	Follow the instructions provided by the recorded message.

●	Transmit the telephone proxy before the required deadline (11:59 p.m. Eastern Time on June 27, 2012).

●	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

3.	Complete the enclosed WHITE proxy card:

●	Complete all of the required information on the WHITE proxy card.

●	Date and sign the WHITE proxy card.

●	Return the WHITE proxy card in the postage-paid envelope provided as soon as possible.

●	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

If you vote in a timely manner by the Internet or telephone, you do not have to return the proxy card for your vote to count. The Internet and telephone voting procedures appear in the enclosed WHITE proxy card. You may also log on or call the toll-free telephone number to change your vote.

Can I change my vote or revoke my proxy?

Yes. Whether you vote by Internet, or by telephone, or submit a proxy card with your voting instructions, you may revoke or change your vote by:

●	casting a new vote on the Internet or telephone,

●	submitting another written proxy with a later date,

●	sending a written notice of the change in your voting instructions to the Secretary of the Company if received the day before the Annual Meeting,

●	if you are a beneficial owner, by following the instructions sent to you by your broker, bank or other agent, or

●	revoking the grant of a previously submitted proxy and voting in person at the Annual Meeting. Please note that your attendance at the Annual Meeting itself will not revoke a proxy.

How are votes counted?

Shares of Common Stock or Series A Preferred Stock represented by properly executed proxy cards, or voted by proxy by the Internet or telephone, and received in time for the Annual Meeting will be voted in accordance with the instructions specified in the proxies. Any proxy not specifying to the contrary will be voted in favor of the adoption of the two proposals referred to in the Notice of Annual Meeting and for the nine nominees for directors listed in Item 1 below. If you grant a proxy, either of the officers named as proxy holders, Stephen P. Herbert and David M. DeMedio, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

The inspector of elections designated by the Company will use procedures consistent with Pennsylvania law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What are the securities entitled to vote at the Annual Meeting?

Each share of Common Stock issued and outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. Each share of Series A Preferred Stock issued and outstanding on the record date is entitled to one-hundredth of a vote on each matter presented at the Annual Meeting. As of the record date, 32,705,419 shares of Common Stock were issued and outstanding and 445,063 shares of Series A Preferred Stock were issued and outstanding.

What is a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a particular matter by the shareholders at the Annual Meeting is necessary to constitute a quorum for purposes of consideration and action on the matter. Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. Broker non-votes will be counted as present for purposes of determining the existence of a quorum.  The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class.  If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

How is each proposal to be adopted at the Annual Meeting?

If a quorum is present, the votes required for the three proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

- Item 1: The nine nominees for Directors receiving the highest number of votes will be elected directors. Broker non-votes will not have any effect on the election of directors.

- Item 2: The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to approve the ratification of the selection of our independent auditors. Abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the outcome of this proposal.

- Item 3:  The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to approve the 2012 Stock Incentive Plan. Abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the outcome of this proposal.

What is a broker non-vote?

Brokers who hold shares of stock in street name for customers and who indicate on a proxy that the broker does not have discretionary authority to vote those shares as to a particular matter are referred to as broker non-votes. Broker non-votes will have no effect in determining whether a proposal will be adopted at the Annual Meeting although they will be counted as present for purposes of determining the existence of a quorum.

When are the votes due?

Proxies submitted by shareholders by Internet or telephone will be counted in the vote only if they are received by 11:59 p.m. Eastern Time on June 27, 2012. Shares represented by proxies on the enclosed WHITE proxy card will be counted in the vote at the Annual Meeting only if we receive your proxy card by 8:00 a.m. Eastern Time on June 28, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of April 27, 2012, the beneficial ownership of the Common Stock of each of the Company’s directors and executive officers, the other employees named in the Summary Compensation Table set forth below, as well as by the Company’s current directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

Name and Address of	Number of Shares		Percent of
Beneficial Owner(1)	of Common Stock (2)		Class

Deborah G. Arnold 9704 Clos du Lac Circle Loomis, CA 95630	10,000	(3)	*

Steven D. Barnhart 1143 N. Sheridan Road Lake Forest, IL 60045	112,079	(4)	*

Joel Brooks 303 George Street, Suite 140 New Brunswick, New Jersey 08901	10,000	(5)	*

David M. DeMedio 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	110,817	(6)	*

Stephen P. Herbert 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	356,608	(7)	1.09%

Steve G. Illes 1926 Roadrunner Avenue Thousand Oaks, CA 91320	708,946	(8)	2.17%

George R. Jensen, Jr. 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	275,330	(9)	*

Michael Lawlor 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	25,552		*

Douglas M. Lurio 2005 Market Street, Suite 3120 Philadelphia, Pennsylvania 19103	51,904	(10)	*

Albin F. Moschner 660 Northcroft Court Lake Forest, Illinois 60045	372,100	(11)	1.14%

Frank A. Petito, III 1111 Elmwood Avenue Wilmette, IL 60091	10,000	(12)	*

Jack E. Price 12942 NE 24th Street Bellevue, WA 98005	10,000	(13)	*

Cary Sagady 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	5,050		*

S.A.V.E. Partners, IV, LLC 500 West Putnam Avenue, Suite 400 Greenwich, Connecticut 06830	2,315,959	(14)	7.08%

All Current Directors and Executive Officers As a Group (10 persons)	1,752,454		5.34%

*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Series A Preferred Stock, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of April 27, 2012, are deemed to be beneficially owned for purposes hereof.

(2) The percentage of common stock beneficially owned is based on 32,705,419 shares outstanding as of April 27, 2012.

(3) Includes 10,000 shares issued to Ms. Arnold as a non-employee director of the Company as of April 1, 2012 which vest or vested as follows: 3,333 shares on April 1, 2012, 3,333 shares on April 1, 2013 and 3,334 shares on April 1, 2014.

(4) Includes 32,538 shares underlying common stock warrants. Includes 10,000 shares issued to Mr. Barnhart as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(5) Includes 10,000 shares issued to Mr. Brooks as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(6) Includes 4,666 shares underlying vested stock options. Includes 25,000 shares of common stock issued to Mr. DeMedio on April 14, 2011 which vest or vested as follows: 8,333 on April 14, 2011; 8,333 on April 14, 2012; and 8,334 on April 14, 2013.

(7) Includes 32,010 shares of common stock beneficially owned by Mr. Herbert’s child, 27,440 shares of common stock beneficially owned by his spouse and 12,000 shares underlying vested stock options. Includes 75,000 shares of common stock issued to Mr. Herbert on April 14, 2011 which vest or vested as follows: 25,000 on April 14, 2011; 25,000 on April 14, 2012; and 25,000 on April 14, 2013.

(8) Includes 10,000 shares issued to Mr. Illes as a non-employee director of the Company as of April 1, 2012 which vest or vested as follows: 3,333 shares on April 1, 2012, 3,333 shares on April 1, 2013 and 3,334 shares on April 1, 2014. Includes 126 shares underlying Series A Convertible Preferred Stock, and 34,420 shares of common stock underlying common stock warrants.

(9) Includes 1,602 shares of common stock beneficially owned by his spouse, 25,827 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership. Includes 50,000 shares underlying vested stock options and 380 shares underlying preferred stock. Of the 380 shares underlying preferred stock, Mr. Jensen holds 80 shares jointly with his son, Burton Jensen. Mr. Jensen resigned as Chief Executive Officer of the Company and Chairman of the Board effective October 14, 2011. The information reported for Mr. Jensen is based on information provided on behalf of Mr. Jensen to the Company on May 2, 2012.

(10) Includes 3,000 shares underlying vested stock options. Includes 10,000 shares issued to Mr. Lurio as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(11) Includes 22,100 shares underlying common stock warrants.

(12) Includes 10,000 shares issued to Mr. Petito as a non-employee director of the Company as of April 1, 2012 which vest or vested as follows: 3,333 shares on April 1, 2012, 3,333 shares on April 1, 2013 and 3,334 shares on April 1, 2014.

(13)  Includes 10,000 shares issued to Mr. Price as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(14)  Based upon a Schedule 13D filed with the Securities and Exchange Commission on April 26, 2012, S.A.V.E. Partners, IV, LLC (“SAVE”) is a limited liability company, the managing member of which is Locke Partners I LLC, a limited liability company (“Locke”). Each of Bradley M. Tirpak and Craig W. Thomas are co-managing members of Locke and, by virtue of their relationship with Locke, share the power to vote and dispose of the shares beneficially owned by SAVE.

Series A Preferred Stock

Other than the 12,687 shares of preferred stock owned by Mr. Illes, there were no shares of preferred stock that were beneficially owned as of April 27, 2012 by the Company’s directors, executive officers, or the other employees named in the Summary Compensation Table set forth below.

ELECTION OF DIRECTORS

At the Annual Meeting, our Board will become declassified and will no longer consist of three classes, and all of the directors of the Company are standing for election as one class, and the composition of the Board shall consist of only one class of directors and upon election, all directors shall serve for one year terms.

With respect to proposal 1, Tirpak has notified the Company that he intends to nominate seven nominees for election to the Board at the Annual Meeting.  Tirpak’s nominees are NOT endorsed by the Board, and the Board believes that this action by Tirpak is not in your best interest. The Board unanimously recommends that you vote FOR ALL of the Board’s nominees at the Annual Meeting on the WHITE proxy card. The Board urges you to NOT sign or return any proxy card that may be sent to you by Tirpak. Voting against Tirpak’s nominees on a proxy card is not the same as voting for the Board’s nominees on the WHITE proxy card because a vote against Tirpak’s nominees will revoke any previous proxy submitted by you, even if your previous proxy voted for the Board’s nominees. If you have previously submitted a proxy card, we urge you to revoke that proxy and vote for the Board’s nominees by completing, dating, signing and returning the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Your Board of Directors has taken a proactive approach to corporate governance and has adopted best corporate governance practices. These steps include the following:

●	In November 2011, the independent directors unanimously named Steven D. Barnhart as lead independent director;
●	Since the beginning of 2012, your Board has named four highly qualified independent directors to the Board – Deborah Arnold, Steve Illes, Albin Moschner, and Frank Petito;
●	Today, your Board of Directors consists of 9 directors, 7 of whom are independent;
●
Your current Board brings a wealth of experience and depth of industry knowledge that is relevant to the Company’s strategy and operations. Our Board members have wide and diverse backgrounds and accomplishments in a range of functional areas including financial, legal, and capital markets as well as across various sectors of the payments industry;

●	Your Board has adopted, is subject to, and is required to annually certify compliance with our Code of Business Conduct and Ethics;
●	Your Board has adopted a Director Majority Voting Policy that was recommended by the Compensation Committee; and
●	Your Board has adopted Stock Ownership Guidelines.

ITEM 1
ELECTION OF DIRECTORS

The Board of Directors has nominated, and recommends the election of, the nine persons listed below to serve as Directors of the Company. Each of these nominees is currently serving as a Director, except for __________. The following information is furnished with respect to each nominee for election as a Director:

Name	Age	Position(s) Held
Deborah G. Arnold (4)	62	Director
Steven D. Barnhart (1)(2)(3)(4)	50	Director
Joel Brooks (1)	53	Director
Stephen P. Herbert	49	Chief Executive Officer, Chairman of the Board of Directors
Douglas M. Lurio	55	Secretary and Director
Albin F. Moschner	59	Director
Frank A. Petito, III (3)	43	Director
Jack E. Price (1)(3)(4)	67	Director

(1) Member of Audit Committee
(2) Lead independent director
(3) Member of Compensation Committee
(4) Member of Nominating Committee

Each Director to be elected at the Annual Meeting will hold office until the 2012 Annual Meeting of Shareholders, and until his or her successor has been elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill any vacancy by a vote of a majority of the directors then in office. A director appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor.

Deborah G. Arnold joined the Board of Directors of the Company in February, 2012. Ms. Arnold is a member of our Nominating Committee. She has served on the Advisory Board of the Grameen Technology Center since October 2008 and was on the Advisory Board of United Nations Year of Microfinance and Women in Technology International from January 2005 to December 2006. Ms. Arnold was Vice President of global consumer products at Visa International from May 2001 to October 2006, and prior thereto she led the global smart card migration effort from October 1998 to May 2001. Ms. Arnold also led the development of a new payment product, Visa Horizon, for emerging markets from July 1995 to September 1998. Prior to joining Visa, she held a variety of executive positions in the telecommunications and financial services industries. In her consulting practice, Ms. Arnold has supported various organizations in the strategic planning and marketing of their products and programs. She has been deeply involved in driving the development of Near Field Communication technology and standards, initially as a founding member of the NFC Forum in 2004 and since 2011 as the director of the 165+ member organization. Ms. Arnold holds a Bachelor of Arts degree from Duke University, obtained in 1972, as well as a certificate from Universite de Lausanne in Lausanne, Switzerland, awarded in 1971. We believe that Ms. Arnold’s record within the payments industry, both domestically and internationally, and her track record of helping companies develop strategies to capitalize on the abundant opportunities in the industry provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Steven D. Barnhart was appointed to the Board of Directors in October 2009. Mr. Barnhart is Chairman of our Nominating Committee and a member of our Audit and Compensation Committees. On November 14, 2011, the independent directors of the Company unanimously elected Mr. Barnhart as the Company’s first lead independent director. Since January 2010, Mr. Barnhart has been Senior Vice President and Chief Financial Officer of Bally Total Fitness. Mr. Barnhart was Chief Executive Officer and President of Orbitz Worldwide from 2007 to January 2009, after holding other executive positions since 2003, when he joined the company. Prior to Orbitz Worldwide, he worked for PepsiCo and the Pepsi Bottling Group from 1990 to 2003, where he was Finance Director for the Southeast Business Unit of the Pepsi Bottling Group, and also held other regional and strategic positions for PepsiCo and Frito-Lay. Mr. Barnhart received a Bachelor of Science degree in Economics in 1984 from the University of Chicago and a Masters in Business Administration in 1988 from the University of Chicago. Mr. Barnhart served on the Board of Directors of Orbitz Worldwide from 2007 to January 2009. We believe Mr. Barnhart’s extensive executive experience and leadership skills, and prior public board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Joel Brooks joined the Board of Directors of the Company during March 2007. Mr. Brooks is the Chairman of our Audit Committee.  Since December 2000, Mr. Brooks has served as the Chief Financial Officer, Treasurer and Secretary of Senesco Technologies, Inc., a biotechnology company whose shares are traded on the NYSE Amex Exchange. From September 1998 until November 2000, Mr. Brooks was the Chief Financial Officer of Blades Board and Skate, LLC, a retail establishment specializing in the action sports industry. Mr. Brooks was Chief Financial Officer from 1997 until 1998 and Controller from 1994 until 1997 of Cable and Company Worldwide, Inc. He also held the position of Controller at USA Detergents, Inc. from 1992 until 1994, and held various positions at several public accounting firms from 1983 through 1992. Mr. Brooks received his Bachelor of Science degree in Commerce with a major in Accounting from Rider University in February 1983. We believe Mr. Brooks’ extensive accounting and finance background, and his executive experience at Senesco Technologies provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Stephen P. Herbert was elected a Director in April 1996, and joined the Company on a full-time basis on May 6, 1996 as Executive Vice President. During August 1999, Mr. Herbert was appointed President and Chief Operating Officer of the Company. On October 5, 2011, following the resignation of George R. Jensen, Jr., the then Chief Executive Officer and Chairman the Company, Mr. Herbert was appointed as interim Chief Executive Officer and Chairman and on November 30, 2011, he was appointed as the Chairman of the Board of Directors and Chief Executive Officer of the Company. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University. We believe Mr. Herbert’s position as the President and Chief Operating Officer of our Company until October 5, 2011 and as Chairman and Chief Executive Officer of the Company thereafter, his intimate knowledge and experience with all aspects of our Company, and his extensive vending experience at PepsiCo before joining our Company provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Douglas M. Lurio joined the Board of Directors of the Company in June 1999 and was appointed Secretary of the Company in September 2010. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School. We believe Mr. Lurio’s legal background, his service as corporate counsel to the Company since 1992, and his intimate knowledge and experience with many aspects of our Company provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Albin F. Moschner joined the Board of Directors of the Company in April, 2012. Mr. Moschner served at Leap Wireless International, Inc. as the Chief Operating Officer from July 2008 to February 2011 and as Chief Marketing Officer from August 2004 to June 2008. Prior to joining Leap Wireless, Mr. Moschner served as President of the Verizon Card Services division of Verizon Communications, Inc. From January 1999 to December 2000, Mr. Moschner was President of One Point Services at One Point Communications. Mr. Moschner served at Zenith Electronics Corporation as President and Chief Executive Officer from 1995 to 1996 and as President, Chief Operating Officer and Director from 1994 to 1995. Mr. Moschner has also served in various managerial capacities at Tricord Systems, Inc. and International Business Machines Corp. Mr. Moschner has also been serving on the Board of Wintrust Financial Corporation since 1994. Mr. Moschner holds a Bachelor of Engineering in Electrical Engineering from The City College of New York, awarded in 1974, and a masters degree in Electrical Engineering awarded by Syracuse University in 1979. We believe that Mr. Moschner’s marketing, manufacturing and wireless industry experience and long standing prior public board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Frank A. Petito, III, joined the Board of Directors of the Company in February, 2012. Mr. Petito is a member of our Compensation Committee. He is President of Orbitz for Business, and has also served as Senior Vice President of Corporate Development for Orbitz Worldwide, Inc., which he joined in March 2002. Prior to joining Orbitz, Mr. Petito was a co-founder and CFO of Unexplored, Inc., a venture-backed online travel and services company from 1999 to 2001. He was an investment banker, and served as Vice President of mergers and acquisitions, at Hambrecht & Quist, a technology-focused investment bank in San Francisco from 1996 to 1999. Prior to that, Mr. Petito was an investment banker at Roberts Capital Markets from 1992 to 1994. He started his career at Morgan Stanley  where he as an investment banker from 1990 to 1992. Mr. Petito obtained his MBA from Stanford Graduate School of Business in 1996 and his undergraduate degree from Princeton University in 1990. We believe that Mr. Petito’s breadth of experience at both large and small companies and his track record of successfully operating in a high growth, technology environment provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Jack E. Price was appointed to the Board of Directors in October 2009. Mr. Price is Chairman of our Compensation Committee and a member of our Nominating Committee. Mr. Price was President and Chief Executive Officer of NovaRay Medical Inc. from 2007 to March 2009. Prior to that, he was President and Chief Executive Officer of VSM MedTech Ltd. from 2003 to 2006, and was President and Division Chief Executive Officer of Philips Medical Systems, North America from 1996 to 2003, having joined Philips Medical Systems in 1993 as Vice President and General Manager. He was also with General Electric Medical Systems from 1988 to1993, where he held Vice President and General Manager positions. Mr. Price received his undergraduate degree from the University of Oregon.  Mr. Price is also Chairman of The Radiological Society of North America Board of Trustees. Mr. Price served on the Board of Directors of NovaRay Medical, Inc. from 2007 to 2009 and of Health Solutions Systems, Inc. from May 1, 2008 to March 2010. We believe Mr. Price’s extensive executive experience, leadership skills and prior public company board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Although  the Board of  Directors  has no reason to believe any of the nominees for Director will be unable to accept such nomination, if such should occur, proxies will be voted  (unless  marked to the contrary)  for such  substitute  person or persons,  if any, as shall be  recommended  by the Board of Directors.  However, proxies will not be voted for more than nine directors.  Shareholders who do not wish their shares to be voted for a particular nominee may so direct in the space provided in the proxy card.

Cumulative voting rights do not exist with respect to the election of Directors.  Pursuant to the Articles of Incorporation and Pennsylvania law, the Directors of the Company are to be elected by the holders of the Common Stock and Series A Preferred Stock voting together, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NINE NOMINEES.

Tirpak/SAVE Litigation

On May 3, 2012, the Company filed a lawsuit in the Federal District Court for the Eastern District of Pennsylvania against Tirpak, each of his nominees, S.A.V.E. Partners, IV, LLC, and Locke Partners I LLC, related to the proxy contest.

CORPORATE GOVERNANCE – BOARD OF DIRECTORS

Independence of the Board of Directors

The Board of Directors has determined that Deborah G. Arnold, Steven D. Barnhart, Joel Brooks, Steve G. Illes, Albin F. Moschner, Jack E. Price, and Frank A. Petito, III, which members constitute a majority of the Board of Directors, are independent in accordance with the applicable listing standards of the NASDAQ Stock Market LLC.

Meetings of the Board of Directors

The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended June 30, 2011.  Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he was a member.  The Company does not have a policy with regard to Board members’ attendance at annual meetings. Six of our directors attended the 2011 Annual Meeting.

During the fiscal year ended June 30, 2011, the independent directors held two executive sessions at which all of the independent directors were present.

Board Committees

The Board of Directors has a standing Audit Committee, Nominating Committee and Compensation Committee.

The Audit Committee of the Board of Directors presently consists of Mr. Brooks (Chairman), Mr. Barnhart, and Mr. Price. The Board of Directors has determined that each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market LLC and under Rule 10A-3 of the Securities Exchange Act of 1934 (“Exchange Act”). The Board of Directors has also determined that Mr. Brooks is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee held four meetings during the 2011 fiscal year. The Audit Committee engages the Company’s independent accountants and is primarily responsible for approving the services performed by the Company’s independent accountants, for reviewing and evaluating the Company’s accounting principles, reviewing the independence of independent auditors, and reviewing the adequacy and effectiveness of the Company’s internal controls. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on April 11, 2006, a copy of which is accessible on the Company’s website, www.usatech.com. The Audit Committee’s report appears on page 14 of this Proxy Statement.

The Compensation Committee of the Board of Directors presently consists of Mr. Price (Chairman), Mr. Barnhart and Mr. Petito. The Board of Directors has determined that each of the current members of the Compensation Committee is independent in accordance with the applicable listing standards of the Nasdaq Stock Market LLC. The Committee reviews and recommends compensation and compensation changes for the executive officers and directors of the Company and administers the Company’s stock option and restricted stock grant plans as they pertain to the executive officers and directors. The Compensation Committee met three times during the 2011 fiscal year.  The Compensation Committee operates pursuant to a charter that was adopted by the Board of Directors in September 2007, a copy of which is accessible on the Company’s website, www.usatech.com.

The Nominating Committee of the Board of Directors was established in November 2009, and presently consists of Mr. Barnhart (Chairman), Mr. Price and Ms. Arnold. The Board of Directors has determined that each of the current members of the Nominating Committee is independent in accordance with the applicable listing standards of the Nasdaq Stock Market, LLC. The Committee recommends to the entire Board of Directors for selection any nominees for director. The Nominating Committee met twice during the 2011 fiscal year. The Nominating Committee operates pursuant to a charter that was adopted by the Board of Directors on November 3, 2009, a copy of which is accessible on the Company’s website, www.usatech.com.

The Nominating Committee will generally consider all relevant factors, which may include independence, expertise that is useful to the Company and complementary to the background, skills and experience of the other Board members, a commitment to ethics and integrity, a commitment to personal and organizational accountability, a history of achievement that reflects superior standards for themselves and others, and a willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player. The Nominating Committee will consider the following qualifications that it believes would be useful in director candidates: transaction processing experience, experience in bringing technology to market, experience in building a growth company, sales leadership experience and diversity of background such as gender and ethnicity. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business.

The directors on the Company’s Nominating Committee use their available network of contacts when compiling a list of potential director candidates. The Nominating Committee also considers potential director candidates recommended by shareholders and other parties, including other directors, and all potential candidates are evaluated based upon the above criteria. The Nominating Committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by shareholders or other parties.

Shareholders who wish to propose a potential director candidate may submit a recommendation in writing to the Secretary, USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the independent directors. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that the Company faces. The Board of Directors is responsible for overseeing management’s approach to risk management. Management identifies material risks facing the Company on an ongoing basis and discusses those risks with the Board of Directors or its committees, as appropriate. While the Board of Directors has ultimate responsibility for overseeing management’s approach to risk management, various committees of the Board assists it in fulfilling that responsibility. In particular, the Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with regulatory requirements.

Board Leadership Structure

Stephen P. Herbert has served as Chief Executive Officer and Chairman of the Board of Directors since November 30, 2011. At the present time, the Company believes that its leadership structure is appropriate as our Chief Executive Officer’s in-depth knowledge and experience with all aspects of our business, his exceptional leadership, and his vision for the Company’s future, make him the best-qualified director to serve as Chairman. In addition, as all of our Board Committees are comprised of independent directors, the Company does not believe that a separation of the Chairman and Chief Executive Officer roles is necessary at this time in order to provide additional meaningful risk oversight. On November 14, 2011, the Company’s independent directors unanimously appointed  Steven D. Barnhart as the Company’s lead independent director.

Pursuant to the Lead Independent Director Charter adopted by our Board, Mr. Barnhart, in his role as lead independent director, shall carry out the following duties:

(i)	preside as Chair of all executive sessions of the independent members of the Board of Directors;
(ii)	determine the frequency and timing of executive sessions of the independent directors (which shall not be less than quarterly and not be more than monthly);
(iii)
consult in advance with the Chairman of the Board on the agenda and schedule of each meeting of the Board of Directors with the Chairman retaining the sole authority to set the agenda and schedule of each such meeting;

(iv)
provide input to the Chairman as to the scope and quality of information to be provided by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

(v)	upon request from the Nominating Committee, assist with recruitment of director candidates;
(vi)	act as a liaison between the independent directors and the Chairman of the Board of Directors;
(vii)	in appropriate circumstances, recommend to the Chairman the retention of advisors and consultants who report directly to the Board of Directors;
(viii)	perform all other duties as may be reasonably assigned by the Board of Directors from time to time that are not inconsistent with the foregoing; and
(ix)	if appropriate, or if requested, participate with the Chairman on communications with shareholders.

Stock Ownership Guidelines

In April 2011, the Board of Directors adopted the Stock Ownership Guidelines for Directors and Executive Officers. Pursuant thereto, the Chief Executive Officer is required to own shares of Common Stock with a value of at least three times his base salary and the Chief Financial Officer is required to own shares of Common Stock with a value of at least one time his base salary. The executive officers have five years to attain such level of ownership. The non-employee Directors are required to own shares of Common Stock with a value of at least two times his annual cash retainer (not including any retainer for serving on a Board Committee). The non-employee Directors have three years to attain such level of ownership. The text of the policy is posted on our website at www.usatech.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our Directors, officers and employees. The text of the Code of Conduct is posted on our website at www.usatech.com. The Board of Directors must grant any waiver from a provision of the Code of Conduct to any executive officer or Director, and we are required under the listing rules of the NASDAQ Stock Market to publicly announce any such waiver within four business days.

Director Majority Voting Policy

The Board of Directors of the Company has adopted a Director Majority Voting Policy. Pursuant to the policy, any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly submit to the Board a letter of resignation to the Secretary of the Company. The Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the resignation, the Nominating Committee will consider relevant factors such as the underlying reasons for the majority withheld vote, the length of service and qualifications of the director whose resignation is tendered, the director’s contributions to the Company, and compliance with listing standards. The Nominating Committee would then consider the resignation and make a recommendation to the Board. The Board would then act on the Nominating Committee’s recommendation, which may include acceptance or rejection of the tendered resignation. The text of the policy is posted on our website at www.usatech.com. This policy does not apply in a contested election such as this one. In the event of a contested election, a plurality standard applies and the nine candidates receiving the highest number of votes will be elected.

Compensation of Non-Employee Directors

Members of the Board of Directors who are not employees of the Company receive cash and equity compensation for serving on the Board of Directors, as determined from time to time by the Compensation Committee with subsequent approval thereof by the Board of Directors.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended June 30, 2011.

Name (a)	Fees Earned or Paid in Cash($) (b)	Stock Awards($) (1)(c)	Option Awards($) (d)	Non-Equity Incentive Compensation Plan (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (f)	All Other Compensation ($) (g)	Total($) (h)
Steven D. Barnhart	$40,000	$7,399	$-	$-	$-	$-	$47,399
Joel Brooks	$30,000	$7,399	$-	$-	$-	$-	$37,399
Douglas M. Lurio	$20,000	$7,399	$-	$-	$-	$-	$27,399
Peter A. Michel (1)	$40,000	$-	$-	$-	$-	$-	$40,000
Jack E. Price	$30,000	$7,399	$-	$-	$-	$-	$37,399
Bradley M. Tirpak (2)	$20,000	$7,399	$-	$-	$-	$-	$27,399

Represents the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values is included in Note 11 of the Consolidated Financial Statements of the Company’s annual report on Form 10-K

(1)	Mr. Michel resigned as a Director effective June 28, 2011.
(2)	Mr. Tirpak resigned as Director effective March 2, 2012.

During fiscal year ended June, 30, 2011, and included in the above table, we paid the following fees during the fiscal year:

●	Director: each Director received $20,000.

●	Audit Committee: each of Messrs. Brooks, Barnhart and Michel received $10,000.

●	Compensation Committee: each of Messrs. Barnhart, Michel and Price received $10,000.

●	Nominating Committee: each of Messrs. Barnhart, Price and Tirpak did not receive compensation for their duties on this committee.

Shareholder Communications with the Board of Directors

We believe that our shareholders are currently provided a reasonable means to communicate with our Board of Directors and individual directors. As a result, our Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors or individual directors. However, the Board of Directors will consider, from time to time, whether adoption of a formal process for such shareholder communications has become necessary or appropriate. Shareholders may send communications to the Board of Directors or individual directors by mail at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, Attn: Board of Directors.

Compensation Committee Interlocks and Insider Participation

 During the fiscal year 2011, Jack Price, Steven Barnhart and Peter Michel served at various times as members of the Compensation Committee of our Board of Directors. No member of the Compensation Committee was an employee or former employee of our Company or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the fiscal year 2011, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the Board of directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of McGladrey & Pullen, LLP has been selected by the Audit Committee of the Board of Directors to serve as the Company’s independent registered public accounting firm for fiscal year 2012. The shareholders will be asked to ratify this appointment at the Annual Meeting.  A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:

RESOLVED,  that the  appointment  by the Audit Committee of the Board of Directors of the  Company  of  McGladrey & Pullen, LLP,  independent  registered public  accounting  firm,  to examine the books,  accounts and records of the  Company  for the fiscal  year  ending June 30, 2012 is hereby ratified and approved.

The affirmative  vote of a majority of the votes cast by all holders of the  outstanding  shares of Common  Stock and Series A  Preferred  Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote) is required for ratification of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE PROPOSAL SET FORTH ABOVE.

Audit and Non-Audit Fees

During the fiscal years ended June 30, 2011 and 2010, fees in connection with services rendered by McGladrey & Pullen, LLP were as set forth below:

	Fiscal 2011	Fiscal 2010
Audit Fees	$190,000	$195,000
Audit-Related Fees	$24,000	$50,000
Tax Fees	$5,100	85,000
All Other Fees	—	—
TOTAL	$219,100	$330,000

Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Company documents filed with the Securities and Exchange Commission.

Audit related fees were primarily incurred in connection with our equity offerings, and fees in connection with attending the annual shareholders’ meeting.

Tax fees related to the review of our analysis of the timing and extent to which the Company can utilize future tax deductions in any year, which may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations (i.e., IRS Code Section 382).

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.

ITEM 3

APPROVAL OF 2012 STOCK INCENTIVE PLAN

On April 16, 2012, the Board of Directors adopted, subject to shareholder approval, the USA Technologies, Inc. 2012 Stock Incentive Plan (“2012 Stock Incentive Plan”). The 2012 Stock Incentive Plan provides for the granting of up to 500,000 shares of Common Stock.

Subject to shareholder approval, our Board of Directors has reserved a total of 500,000 shares of Common Stock for issuance in connection with the 2012 Stock Incentive Plan. All of the Company’s future and current employees, directors and consultants are eligible for awards under the 2012 Stock Incentive Plan. A summary of the 2012 Stock Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2012 Stock Incentive Plan, which is attached to this proxy statement as Appendix “B.”

Summary of the 2012 Stock Incentive Plan

The purpose of the 2012 Stock Incentive Plan is to promote the Company’s success by linking the personal interests of its employees, officers and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The 2012 Stock Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special efforts the successful conduct of the Company’s operation largely depends.

The 2012 Stock Incentive Plan authorizes the granting of up to 500,000 shares of Common Stock. The number of shares authorized to be issued under the 2012 Stock Incentive Plan is subject to adjustment for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events.

The 2012 Stock Incentive Plan is administered by a committee to be designated by the Board of Directors. In the event that any awards would be made under the 2012 Stock Incentive Plan to any executive officer or director of the Company, the Compensation Committee would act as the committee, and any awards to any such executive officer or director shall be recommended by the Compensation Committee and approved by the Board of Directors. Subject to the terms of the 2012 Stock Incentive Plan, the committee has full authority to select the employees, consultants or Directors who will receive awards, to determine the amount of each award, to determine the terms and conditions of the awards, and the terms of any agreements which will be entered into in connection with such award. The shares of Common Stock may be awarded outright to the recipient with no vesting or forfeiture provisions. The 2012 Stock Incentive Plan provides that the grant of shares of Common Stock to the recipient may be subject to various vesting or forfeiture provisions such as performance goals or continued employment with the Company. The 2012 Stock Incentive Plan also authorizes any award of shares under the 2012 Stock Incentive Plan to be subject to the recipient’s agreement not to compete for a period of time with the Company following the termination of employment with the Company.

The Board of Directors of the Company has the power to amend, suspend, or terminate the 2012 Stock Incentive Plan at any time without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

The 2012 Stock Incentive Plan provides that promptly after the approval thereof by the shareholders, all of the shares issuable under the 2012 Stock Incentive Plan shall be registered under the Securities Act of 1933, as amended, pursuant to a Form S-8 registration statement at the Company’s cost and expense.

Benefits to Named Executive Officers and Others

Awards, if any, will be granted under the 2012 Stock Incentive Plan only after the 2012 Stock Incentive Plan is approved by the shareholders. All awards under the 2012 Stock Incentive Plan will be made at the discretion of the committee appointed by the Board, or the Compensation Committee, as the case may be. Therefore, it is not possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2012 Stock Incentive Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2012 Stock Incentive Plan had been in effect.

 As stated below under “Executive Compensation- Fiscal Year 2012 Executive Performance Plan”, if earned, our executive officers would receive shares from that plan only if and to the extent that shares would be available to be issued to the executives from stock plans that have been approved by the shareholders of the Company. If approved by the shareholders at the Annual Meeting, shares under the 2012 Stock Incentive Plan would be available to be issued to the executives to the extent earned under the Fiscal Year 2012 Executive Performance Plan.

Necessary Vote For Approval

The affirmative vote of a majority of the votes cast by all holders of the outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote) is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE 2012 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference.

Management has the primary responsibility for the preparation of the financial statements and the reporting process. The Company’s management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended June 30, 2011 were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing these consolidated financial statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with such firm its independence from the Company and the Company’s management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 for filing with the SEC.

Joel Brooks (Chairman)
Steven D. Barnhart
Jack E. Price

EXECUTIVE COMPENSATION

Executive Officers of the Company

Our executive officers are as follows:

Name	Age	Position(s) Held
Stephen P. Herbert	49	Chief Executive Officer and Chairman of the Board of Directors
David M. DeMedio	40	Chief Financial Officer

Certain information concerning the foregoing executive officers who are also directors of the Company is set forth elsewhere in this Proxy Statement.  See “Election of Directors.” The following description contains certain information concerning the foregoing executive officer who is not also a director of the Company.

David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller. In the Summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the Company’s turnkey banking services and maintaining and developing relationships with credit card processors and card associations. In July 2003, Mr. DeMedio served as interim Chief Financial Officer through April 2004. From April 2004 until April 12, 2005, Mr. DeMedio served as Vice President - Financial & Data Services. On April 12, 2005, he was appointed as the Company’s Chief Financial Officer. From 1996 to March 1999, prior to joining the Company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant. From October 2007 until September 2008, Mr. DeMedio was a Director of GammaCan International, Inc.

Compensation Discussion and Analysis

The current members of our Compensation Committee are Messrs. Price (Chair), Barnhart and Petito. Mr. Price has served on the Committee since October 2009, Mr. Barnhart has served since May 2010, and Mr. Petito has served since April 2012. The Compensation Committee is responsible for reviewing and recommending compensation and compensation changes for the executive officers of the Company. The compensation of the two other employees named in the Summary Compensation Table is determined by the executive officers. The Chief Executive Officer assists the Committee in determining the compensation of all other executive officers and the other executive officers do not have a role in determining their own compensation. Our Chief Executive Officer regularly provides information to the Compensation Committee. The Compensation Committee considers each component of executive compensation in light of total compensation. In considering adjustments to the total compensation of the executive officers, the Compensation Committee also considers the value of previous compensation. The Compensation Committee has retained a compensation consultant, as deemed necessary, to assist the Committee to make appropriate recommendations regarding the executive officer’s compensation.

We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives and the Committee seeks to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. We believe that providing our executive officers who have responsibility for the Company’s management and growth with an opportunity to increase their ownership of Company stock aligns the interests of the executive officers with those of the shareholders. In furtherance thereof, in April 2011, the Board approved Stock Ownership Guidelines that were recommended by the Compensation Committee. These guidelines provide that the Chief Executive Officer should own shares with a value of at least three times his annual base salary, the Chief Operating Officer should own shares with a value of at least two times his annual base salary, and the Chief Financial Officer should own shares with a value of at least one time his annual base salary. The guidelines provide that the executive officers have a period of five years to attain these levels of ownership.

In order to be competitive with compensation offered by other companies in our custom peer group, as compiled by our compensation consultant, and to motivate and retain executive officers, the Company intends to offer a total compensation package competitive with other companies in our custom peer group as well as take into account individual responsibilities and performance. The annual compensation package for our executives primarily consists of:

●           a base salary;

●           stock options;

●           restricted stock awards;

●           cash and stock bonuses;

●           long-term stock incentive awards;

●           other benefits.

We believe that each of our executive officer’s performance during the 2011 fiscal year was excellent, and we attempted to appropriately reward each of these executives for such performance through, among other things, restricted stock awards and extensions of their employment contracts.

Base Salary

Base salary is the fixed component of our executive officer’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. Our executive officers’ employment agreements specify the level of salary to which the officer is entitled, subject to review of our Board of Directors or Compensation Committee from time to time. During September 2008, and in connection with the execution of amendments to their employment agreements, we increased each of Messrs. Jensen’s and Herbert’s base salary by approximately twelve percent. Based upon other components of compensation received by them subsequent to September 2008, primarily restricted stock awards and long term stock incentive awards, we have not increased these base salaries. Effective July 1, 2011, we increased Mr. DeMedio’s base salary approximately eighteen percent in order to for his base salary to more competitive with the base salaries of chief financial officers of the companies in our custom peer group as compiled by our compensation consultant. The base salaries of our executive officers reflect the individual’s level of responsibility and performance. In recommending base salaries of our executive officers to the Board of Directors, the Compensation Committee also considers changes in duties and responsibilities, our business and financial results, the relationship among base salaries paid to others within our Company, and its knowledge of base salaries paid to executive officers of our custom peer group. The base salaries for each of Messrs. Sagady and Lawlor are set forth in their respective employment agreements, and were established by our President after discussions with each employee.

As set forth in his employment agreement, upon the termination of Mr. Herbert’s employment under certain circumstances, including termination by him with good cause or by the Company without cause, the Company has agreed to pay him an amount equal to two times his base salary at the time of termination. We believe that these provisions are an important component of the executive’s employment arrangement.

Stock Options

Stock options serve to ensure that executive management is properly focused on shareholder value. Stock options align management incentives with shareholder’s objectives because options granted at fair value have value only if the stock price increases over time. A vesting schedule also keeps the executives focused on long term performance and not short term gains. No stock options have been issued to our executive officers or employees during the 2009, 2010, or 2011 fiscal years.

Restricted Stock Awards

During the 2009, 2010, and 2011 fiscal years, the Compensation Committee has recommended that restricted stock be awarded to our executive officers. These restricted stock awards become vested over a period of time, and are issued under the Company’s incentive stock compensation plans. During September 2008, and based upon past performance and in consideration of the execution of amendments to their employment agreements, we awarded an aggregate of 220,000 shares to our executive officers under our stock incentive plans. During September 2009, and in conjunction with the execution of their amended and restated employment agreements, we awarded an aggregate of 39,000 shares under our stock incentive plan as a bonus to Messrs. Jensen and Herbert. During April 2011, and based upon past performance and in consideration of the extension of their employment agreements, we awarded an aggregate of 225,000 shares under our stock incentive plan to our executive officers. During September 2011, we issued 150,000 shares under our incentive stock plan to Mr. Jensen and 100,000 shares under our incentive stock plan to Mr. Herbert in exchange for the elimination of certain provisions in their employment agreements requiring the Company to pay excise taxes and related tax gross up payments in connection with excess parachute payments in the event of a change in control of the Company. The Compensation Committee as well as the executive officers believed that these provisions were no longer appropriate given current compensation practices and represented good corporate governance. During September 2011, we issued 25,000 shares under our incentive stock plan to Mr. DeMedio as a bonus for performance during the last six months of the 2011 fiscal year.

Cash and Stock Bonuses

In addition to base salary, we may award variable cash bonus awards to our executives as well as shares available under our incentive stock compensation plans.

Fiscal Year 2012 Executive Performance Plan

On September 15, 2011, at the recommendation of the Compensation Committee, the Board of Directors adopted the Fiscal Year 2012 Performance Share Plan (the “Fiscal Year 2012 Executive Performance Plan”) covering the Company’s executive officers. Under the Fiscal Year 2012 Executive Performance Plan, each executive officer will be awarded common stock in the event the Company achieves target goals during the fiscal year ending June 30, 2012 relating to the total number of connections, total revenues, operating expenses, and operating earnings. Operating earnings is defined as earnings before interest and taxes (after bonus accruals and stock awards) and before non-operating gains or losses. The number of eligible shares to be awarded to the executives is based upon the following weightings: 30% by the total number of connections; 30% by total revenues; 10% by operating expenses; and 30% by operating earnings. No awards would be made under the Fiscal Year 2012 Executive Performance Plan if either (i) none of the minimum, threshold performance target goals have been achieved, or (ii) if operating earnings for the 2012 fiscal year are not equal or better than those during the 2011 fiscal year.

If all of the target performance goals are achieved, the executive officers would be awarded the following number of shares: Mr. Herbert – 120,000 shares; and Mr. DeMedio – 50,000 shares. If all of the minimum, threshold performance target goals are achieved, the executive officers would be awarded 20% of the number of shares which would have been awarded to them if all of the target performance goals had been achieved. If all of the maximum, distinguished performance target goals are achieved, the executive officers would be awarded 150% of the number of shares which would have been awarded to them if all of the target performance goals had been achieved. If the actual results for the fiscal year are less than the target goals (but greater than the minimum, threshold performance target goals), each executive would be awarded a lesser pro rata portion of the number of eligible shares.

In the event of the occurrence of a USA Transaction during the fiscal year, and provided that the executive is an employee of USA on the date of such USA Transaction, the Fiscal Year 2012 Executive Performance Plan shall be terminated and each executive shall be awarded shares as of the date of such USA Transaction as if all of the target performance goals had been met. In the event that the executive’s employment with the Company is terminated by the Company for cause during the fiscal year, or if the executive resigns his employment for any reason other than for good reason during the fiscal year, then the executive shall not be entitled to earn any award under the Fiscal Year 2012 Executive Performance Plan. In the event that the executive’s employment with the Company shall be terminated by the Company during the fiscal year for any reason whatsoever other than for cause, or if the executive’s employment is terminated by the executive for good reason during the fiscal year, then the executive shall be awarded shares as if all of the target performance goals had been meet. If the executive’s employment is terminated during the fiscal year as a result of death or disability, the executive shall nevertheless be eligible to earn shares under the Fiscal Year 2012 Executive Performance Plan as if he had remained employed with the Company through the end of the fiscal year.

Notwithstanding the above description of the Fiscal Year 2012 Executive Performance Plan, the executives would receive shares from the Company pursuant to the Fiscal Year 2012 Executive Performance Plan only if and to the extent that shares would be available to be issued to the executives under the existing 2011 stock incentive plan or another stock plan that has been approved by the shareholders of the Company in accordance with NASDAQ Listing Rule 5635(c). If approved by the shareholders at the Annual Meeting, shares under the 2012 Stock Incentive Plan described under Item 3 above would be available to be issued to the executives if earned under the Fiscal Year 2012 Executive Performance Plan. If there would not be a sufficient number of shares available to be issued to the executives, the Company would pay to the executives an amount of cash equal to the value of those shares not available to be issued to the executives. In such event, the executives would be required to utilize the cash payment, net of any withholding, payroll or other taxes attributable to the cash payment, to purchase shares of common stock of the Company on the open market.

Long-Term Stock Incentive Awards

During February 2007, at the recommendation of the Compensation Committee, the Board of Directors adopted the LTIP Program covering the Company’s executive officers – Messrs. Jensen, Herbert and DeMedio. The purpose of the LTIP Program was to ensure continuity of the Company’s executives, encourage stock ownership by the executives, align the interests of the executives with those of the shareholders, and provide incentives and rewards to the executives who are largely responsible for the management and growth of the Company. The LTIP Program expired on June 30, 2010.

Under the LTIP Program, each executive officer was awarded common stock of the Company in the event the Company achieved target goals relating to each of revenues, gross profit and EBITDA during each of the fiscal years ended June 30, 2007, June 30, 2008, and June 30, 2010. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, and excludes non-cash stock payments/awards and stock options granted to officers and members of the Board of Directors. During each such fiscal year, the number of eligible shares to be awarded to the executive was based upon the following weightings: 40% of eligible shares was determined by revenues; 30% of eligible shares was determined by gross profit; and 30% of eligible shares was determined by EBITDA.

If the target goal (100%) for revenues, gross profit, and EBITDA was achieved by the Company during the applicable fiscal year, the executive officers would be awarded the following number of shares: Mr. Jensen – 178,570 shares; Mr. Herbert – 53,713 shares; and Mr. DeMedio – 21,664 shares.

If actual revenues, gross profit, or EBITDA for a particular fiscal year exceeded the target goals, each executive would be awarded additional eligible shares, up to an amount no greater than 125% of the number of eligible shares. If the actual revenues, gross profit, or EBITDA for a particular fiscal year were less than the target goals, each executive would be awarded a lesser pro rata portion of the number of eligible shares. If minimum target goals for revenues, gross profit, or EBITDA for a particular fiscal year were not achieved, no eligible shares would be awarded to each executive.

Based upon the financial results of the Company for the fiscal year ended June 30, 2010, a lower than target goal (85%) relating to revenues was met and the minimum target goals relating to gross profit and EBITDA were not met. As a result, the Company issued to the executive officers of a total of 86,342 shares under the LTIP Program for the 2010 fiscal year, as follows: Mr. Jensen-60,716 shares; Mr. Herbert- 18,261 shares; and Mr. DeMedio- 7,365 shares.

Other Benefits

During the 2009, 2010 and 2011 fiscal years, our executive officers were entitled to the health care coverage, group insurance and other employee benefits provided to all of our employees. During these fiscal years, and pursuant to their employment agreements, we maintained an automobile allowance payment program for each of our executive officers as well as for Messrs. Sagady and Lawlor. As required under their employment agreements, we agreed to pay the premiums for a $2,000,000 face amount life insurance policy on Mr. Jensen and for a $1,500,000 face amount life insurance policy on Mr. Herbert. We also agreed to pay the premiums for a supplemental long-term disability policy for each of Messrs. Jensen and Herbert over and above the existing long-term group disability plan of the Company. We agreed to pay the premiums for a $750,000 face amount life insurance policy on Mr. DeMedio and for a supplemental long-term disability policy for Mr. DeMedio over and above the existing long-term group disability plan of the Company.

As discussed elsewhere in this Proxy Statement, the Company has agreed to pay for health insurance, life insurance, and disability insurance benefits for a two year period following Mr. Herbert’s termination of employment under certain circumstances, including termination by him for good reason or by the Company without cause, and to pay health insurance for a one year period following Mr. DeMedio’s termination of employment by the Company without cause.

Impact of Taxation and Accounting Considerations on Executive Compensation

The Compensation Committee and the Board of Directors take into account tax and accounting consequences of the compensation program and weigh these factors when setting total compensation and determining the individual elements of any executive officer’s compensation package.

The restricted stock awards to our executive officers under our incentive stock plans or under the 2012 Stock Incentive Plan provide that the executive is responsible for any withholding or payroll tax obligations incurred by the Company in connection with the award, and the executive may satisfy any such obligations by either the delivery to the Company of a cash payment equal to the obligations, or the assignment or transfer to the Company of shares having a value equal to the obligations, or such other method that shall be satisfactory to the Company.

In order to have any benefits payable to the executive officers under their supplemental long term disability policies not be included in their taxable income, the Compensation Committee recommended to the Board of Directors that the premiums therefore should be included in their wages from the Company, and such a change was included in each of their September 2011 employment contract revisions.

In September 2011, at the recommendation of the Compensation Committee, the Board of Directors approved amendments to Mr. Herbert’s and our former Chief Executive Officer’s employment agreements which eliminated the provisions of their employment agreements obligating the Company to pay any excise taxes attributable to any excess parachute payments which would be received by them upon the occurrence of a USA Transaction as well as the Company’s related obligation to make tax gross up payments.

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2011, June 30, 2010 and June 30, 2009 to each of the executive officers and employees of the Company named below:

Name and Principal Position (a)	Fiscal Year (b)	Salary ($)(c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compenation ($)(3) (i)	Total ($) (j)

George R. Jensen, Jr. (4)	2011	$365,000	$-	$293,750	$-	$-	$-	$31,137	$689,887
Chief Executive Officer	2010	$365,000	$-	$52,500	$-	$-	$-	$38,675	$456,175
& Chairman of the Board	2009	$354,231	$-	$488,400	$-	$-	$-	$27,075	$869,706

Stephen P. Herbert (5)	2011	$320,000	$-	$176,250	$-	$-	$-	$24,874	$521,124
Chief Operating Officer	2010	$320,000	$-	$15,750	$-	$-	$-	$32,412	$368,162
& President	2009	$310,577	$-	$377,400	$-	$-	$-	$27,075	$715,052

David M. DeMedio	2011	$195,000	$-	$58,750	$-	$-	$-	$19,175	$272,925
Chief Financial Officer	2010	$195,000	$-	$-	$-	$-	$-	$28,941	$223,941
	2009	$195,000	$-	$111,000	$-	$-	$-	$26,352	$332,352

Cary Sagady	2011	$188,606	$88,689	$-	$-	$-	$-	$10,444	$287,739
Sr. VP Product Management &	2010	$185,000	$13,209	$-	$-	$-	$-	$15,997	$214,206
Network Solutions	2009	$187,084	$29,839	$79,753	$-	$-	$-	$17,000	$313,676

Michael Lawlor (6)	2011	$166,077	$148,170	$-	$-	$-	$-	$10,283	$324,530
VP of Sales & Business	2010	$-	$-	$-	$-	$-	$-	$-	$-
Development	2009	$-	$-	$-	$-	$-	$-	$-	$-

(1)	Represents cash bonuses paid based upon such person’s performance during the fiscal year.
(2)
Represents the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values is included in Note 11 of the Consolidated Financial Statements.

(3)	The following table shows each component of the column above titled “All Other Compensation.”
(4)	Mr. Jensen resigned as Chairman and Chief Executive Officer of the Company on October 14, 2011.
(5)	Mr. Herbert was appointed Chairman and Chief Executive Officer of the Company on November 30, 2011.
(6)	Mr. Lawlor became a named executive officer in fiscal 2011. Therefore, his summary compensation information has been omitted for fiscal 2009 and 2010.

Name and Principal Position	Fiscal Year	Company 401(k) Matching Contributions ($)	Long-term Disability Insurance Premiums ($)	Life Insurance Premiums ($)	Auto Allowance ($)	Total ($)

George R. Jensen, Jr. (1)	2011	$2,262	$5,445	$5,555	$17,875	$31,137
Chief Executive Officer	2010	$9,800	$5,445	$5,555	$17,875	$38,675
& Chairman of the Board	2009	$9,200	$-	$-	$17,875	$27,075

Stephen P. Herbert (2)	2011	$2,262	$3,352	$1,385	$17,875	$24,874
Chief Operating Officer	2010	$9,800	$3,352	$1,385	$17,875	$32,412
& President	2009	$9,200	$-	$-	$17,875	$27,075

David M. DeMedio	2011	$-	$985	$315	$17,875	$19,175
Chief Financial Officer	2010	$9,800	$951	$315	$17,875	$28,941
	2009	$8,477	$-	$-	$17,875	$26,352

Cary Sagady	2011	$1,708	$732	$204	$7,800	$10,444
Sr. VP Network Solutions	2010	$8,073	$-	$124	$7,800	$15,997
	2009	$9,200	$-	$-	$7,800	$17,000

Michael Lawlor (3)	2011	$1,547	$732	$204	$7,800	$10,283
VP of Sales & Business	2010	$-	$-	$-	$-	$-
Development	2009	$-	$-	$-	$-	$-

(1)	Mr. Jensen resigned as Chairman and Chief Executive Officer of the Company on October 14, 2011.
(2)	Mr. Herbert was appointed Chairman and Chief Executive Officer of the Company on November 30, 2011.
(3)	Mr. Lawlor became a named executive officer in fiscal 2011. Therefore, information regarding all other compensation has been omitted for fiscal 2009 and 2010.

Grants Of Plan-Based Awards Table

The table below summarizes the amounts of awards granted to our named executive officers and employees during the fiscal year ended June 30, 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option (1)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)	Units (#)(i)	Options (#)(j)	Awards ($)(k)	Awards ($)(l)

George R. Jensen, Jr.(2)	4/14/2011	-	-	-				125,000			$293,750
Stephen P. Herbert (3)	4/14/2011	-	-	-				75,000			$176,250
David M. DeMedio	4/14/2011	-	-	-				25,000			$58,750
Cary Sagady		-	-	-				-			$-
Michael Lawlor		-	-	-				-			$-

(1)	Amount represents the grant date fair value determined in accordance with ASC 718.
(2)	Mr. Jensen resigned as Chairman and Chief Executive Officer of the Company on October 14, 2011.
(3)	Mr. Herbert was appointed Chairman and Chief Executive Officer of the Company on November 30, 2011.

Total Option Exercises And Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our named executive officers and employees during the fiscal year ended June 30, 2011:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
George R. Jensen, Jr.(2)(6)	-	$-	112,382	$178,624
Stephen P. Herbert(3)(7)	-	$-	46,261	$83,015
David M. DeMedio(4)	-	$-	15,699	$27,907
Cary Sagady	-	$-	-	$-
Michael Lawlor(5)	-	$-	10,000	$24,800

(1)
For awards classified as equity, the value equals number of shares multiplied by the market value on the vesting date. For awards classified as liabilities, the value equals the number of shares multiplied by the market value on the settlement date.

(2)
Represents 10,000 shares valued at $1.21 per share that vested on October 1, 2010, 60,716 shares valued at $1.13 per share that were issued on October 7, 2010 and 41,666 shares valued at $2.35 per share that vested on April 14, 2011.

(3)
Represents 3,000 shares valued at $1.21 per share that vested on October 1, 2010, 18,261 shares valued at $1.13 per share that were issued on October 7, 2010 and 25,000 shares valued at $2.35 that vested on April 14, 2011.

(4)	Represents 7,365 shares valued at $1.13 per share that were issued on October 7, 2010 and 8,334 shares valued at $2.35 per share that vested on April 14, 2011.
(5)	Represents shares valued at $2.48 per share that vested on April 1, 2011.
(6)	Mr. Jensen resigned as Chairman and Chief Executive Officer of the Company on October 14, 2011.
(7)	Mr. Herbert was appointed Chairman and Chief Executive Officer of the Company on November 30, 2011.

Outstanding Equity Awards At Fiscal Year-End

The following table shows information regarding unexercised stock options and unvested equity awards granted to the executive officers as of the fiscal year ended June 30, 2011:

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (j)
George R. Jensen, Jr.
Chief Executive Officer &
Chairman of the Board (1)(4)	-	-	-	$-		223,334	495,801	-	$-
	25,000	-	-	$7.50	6/28/2012	-	-	-	$-
	25,000	-	-	$7.50	6/29/2013	-	-	-	$-

Stephen P. Herbert, Chief
Operating Officer &
President (2)(5)	-	-	-	$-		50,000	111,000	-	$-
	6,000	-	-	$7.50	6/28/2012	-	-	-	$-
	6,000	-	-	$7.50	6/29/2013	-	-	-	$-

David M. DeMedio, Chief
Financial Officer (3)	-	-	-	$-		16,666	36,999	-	$-
	2,333	-	-	$7.50	6/28/2012	-	-	-	$-
	2,333	-	-	$7.50	6/29/2013	-	-	-	$-

(1)
Reflects shares issued to Mr. Jensen under his employment agreement –41,667 shares that vest on April 14, 2012, 41,667 shares that vest on April 14, 2013 and 140,000 shares only issuable upon the occurrence of a USA Transaction. The closing market price on June 30, 2011, or $2.22 per share, was used in the calculation of market value (column (h)). The options expiring on June 28, 2012 and June 29, 2013 vested on June 30, 2007 and June 29, 2008, respectively. As a result of his resignation as Chief Executive Officer of the Company in October, 2011, Mr. Jensen forfeited all shares that had not vested as of the date of such resignation, except for (i) 41,667 shares of the Company’s common stock which were awarded to Mr. Jensen in connection with the signing of an amendment to his employment agreement in April 2011 and which would not have otherwise vested until April 2012; and (ii) 50,000 shares of the Company’s common stock which were awarded to Mr. Jensen in connection with the signing of his amended and restated employment agreement in September 2011 and which would not have otherwise vested until September 2012.

(2)
Reflects shares issued to Mr. Herbert under his employment agreement – 25,000 shares that vest on April 14, 2012 and 25,000 shares that vest on April 14, 2013. The closing market price on June 30, 2011, or $2.22 per share, was used in the calculation of market value (column (h)). The options expiring on June 28, 2012 and June 29, 2013 vested on June 30, 2007 and June 29, 2008, respectively.

(3)
Reflects shares issued to Mr. DeMedio under his employment agreement – 8,333 shares that vest on April 14, 2012 and 8,333 shares that vest on April 14, 2013. The closing market price on June 30, 2011, or $2.22 per share, was used in the calculation of market value (column (h)). The options expiring on June 28, 2012 and June 29, 2013 vested on June 30, 2007 and June 29, 2008, respectively.

(4)	Mr. Jensen resigned as Chairman and Chief Executive Officer of the Company on October 14, 2011.

(5)	Mr. Herbert was appointed Chairman and Chief Executive Officer of the Company on November 30, 2011.

Executive Employment Agreements

Stephen P. Herbert

On November 30, 2011 Mr. Herbert and the Company entered into an Amended and Restated Employment and Non-Competition Agreement pursuant to which he was appointed the Chairman and Chief Executive Officer of the Company. A description of the Agreement is set forth below.

On September 24, 2009, Mr. Herbert and the Company entered into an Amended and Restated Employment Agreement which replaced his prior employment agreement. The Agreement extended the term of Mr. Herbert’s employment with the Company from June 30, 2011 until September 30, 2012, and will automatically continue from year to year thereafter unless terminated as of the end of the original term or any such one year renewal period by the Company or Mr. Herbert by at least 90-days notice and Mr. Herbert was granted 9,000 shares of common stock under the 2008 Stock Incentive Plan which vested as follows: 3,000 on October 1, 2009; 3,000 on April 1, 2010; and 3,000 on September 30, 2010.

The agreement continued Mr. Herbert’s base salary at $320,000 per annum. The agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of two years thereafter. The Company has agreed to obtain and pay the premiums for a term life insurance policy in the amount of $1,500,000 on the life of Mr. Herbert while he is employed by the Company. Mr. Herbert has the right to designate the beneficiary of the policy. The Company has agreed to obtain and pay the premiums for a supplemental long term disability policy covering Mr. Herbert over and above the existing long-term group disability plan of the Company. If he shall become disabled while employed by the Company, the policy would provide for monthly disability coverage of up to 65% of his monthly base compensation payable to age 65 or death.

The agreement also provides that if Mr. Herbert would terminate his employment with the Company for good reason (as defined in the agreement), or if the Company would terminate his employment without cause (as defined in the agreement), then the Company would pay to him a lump sum equal to two times his base salary on or before the termination of his employment and all unvested restricted stock awards and stock options would become immediately vested. In addition, upon any such termination of Mr. Herbert’s employment, the Company has agreed, at its cost, for a period of two years, to continue to provide Mr. Herbert with health, life and disability benefits substantially similar to those which he had been receiving immediately prior to the date of termination. The term good reason as defined in the agreement, includes: (A) a material breach of the terms of the agreement by the Company; (B) the assignment by the Company to Mr. Herbert of duties in any way materially inconsistent with his authorities, duties, or responsibilities, or a material reduction or alteration in the nature or status of his authority, duties, or responsibilities as the President of the Company; (C) the Company reduces Mr. Herbert’s annual base salary; or (D) a material reduction by the Company in the kind or level of employee benefits to which Mr. Herbert is entitled immediately prior to such reduction with the result that his overall benefit package is significantly reduced unless such failure to continue a plan, policy, practice or arrangement pertains to all plan participants generally. As a condition to Mr. Herbert receiving any payments or benefits upon his termination of his employment for good reason, Mr. Herbert shall have executed and delivered (and not revoked) a release of any and all claims, suits, or causes of action against the Company and its affiliates in form reasonably acceptable to the Company.

The agreement also provides that as a condition of the consummation of a USA Transaction (as defined in the agreement), the successor to the Company’s business or assets would agree to assume and perform Mr. Herbert’s employment agreement. If any such successor would not do so, Mr. Herbert’s employment would terminate on the date of consummation of the USA Transaction, and the Company would pay to Mr. Herbert a lump sum equal to two times his base salary on or before the termination of his employment, all unvested restricted stock awards and stock options would become immediately vested, and, at its cost, for a period of two years would continue to provide Mr. Herbert with health, life and disability benefits substantially similar to those which he is receiving immediately prior to the date of termination.

On April 14, 2011, the Company and Mr. Herbert entered into an amendment to the employment agreement. The amendment extended the term of Mr. Herbert’s employment with the Company from September 30, 2012 until June 30, 2014. In connection with the amendment, and in recognition of his dedicated and valuable service to the Company and extending the term of his employment agreement, Mr. Herbert was issued 75,000 shares of common stock under the 2010 Stock Incentive Plan which vest as follows: 25,000 on April 14, 2011; 25,000 on April 14, 2012; and 25,000 on April 14, 2013.

On September 27, 2011, the Company and Mr. Herbert entered into a second amendment to his employment agreement. The amendment eliminated the provisions of his prior agreement which obligated the Company to pay any excise taxes attributable to any excess parachute payments which would be received by Mr. Herbert upon the occurrence of a USA Transaction as well as the Company’s related obligation to make tax gross up payments. The new agreement also stated that the premiums for Mr. Herbert’s supplemental long term disability policy being paid by the Company would now be included in his wages and be taxable to him. In exchange for eliminating the excise tax and related gross up provisions, the Company issued an aggregate of 100,000 shares of common stock to Mr. Herbert under its stock incentive plans which vest as follows: 33,333 on the date the agreement was signed by Mr. Herbert and the Company; 33,333 on the first anniversary of the date of signing; and 33,334 on the second anniversary of the date of signing.

On November 30, 2011, the Company and Mr. Herbert entered into an Amended and Restated Employment and Non-Competition Agreement that replaced his prior employment agreement with the Company. The agreement provides for an initial term continuing through January 1, 2013, which is automatically renewed for consecutive one year periods unless terminated by either Mr. Herbert or the Company upon at least ninety days notice prior to the end of the initial term or any one year extension thereof. The agreement continues the existing compensation and fringe benefits received by Mr. Herbert under Section 2 of his prior employment agreement except that (i) his base salary is $341,227 which is equal to the base salary under his prior employment agreement plus the amount of the annual premiums that had been paid by the Company for the car allowance and supplemental disability insurance coverage provided to him under his prior employment agreement; (ii) the car allowance and supplemental disability insurance coverage that had been provided to him under his prior employment agreement have been discontinued; and (iii) he is eligible for a cash bonus as described in the next sentence. The agreement provides for the payment to Mr. Herbert of a cash bonus of $30,000 if the Company would achieve all of the minimum threshold performance target goals under the Fiscal Year 2012 Executive Performance Plan, of $50,000 if the Company would achieve all of the target performance goals under the plan, and of $75,000 if the Company would achieve all of the maximum distinguished performance target goals under the plan.

The agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of two years thereafter. The Company has agreed to pay the premiums for a term life insurance policy in the amount of $1,500,000 on the life of Mr. Herbert while he is employed by the Company. Mr. Herbert has the right to designate the beneficiary of the policy.

The agreement also provides that if Mr. Herbert would terminate his employment with the Company for good reason (as defined in the agreement), or if the Company would terminate his employment without cause (as defined in the agreement), then the Company would pay to him a lump sum equal to two times his base salary on or before the termination of his employment. In addition, upon any such termination of Mr. Herbert’s employment, the Company has agreed, at its cost, for a period of two years, to continue to provide Mr. Herbert with health, life and disability benefits substantially similar to those which he had been receiving immediately prior to the date of termination. The term good reason as defined in the agreement, includes: (A) a material breach of the terms of the agreement by the Company; (B) the assignment by the Company to Mr. Herbert of duties in any way materially inconsistent with his authorities, duties, or responsibilities, or a material reduction or alteration in the nature or status of his authority, duties, or responsibilities as the Chief Executive Officer of the Company; (C) the Company reduces Mr. Herbert’s annual base salary; or (D) a material reduction by the Company in the kind or level of employee benefits to which Mr. Herbert is entitled immediately prior to such reduction with the result that his overall benefit package is significantly reduced unless such failure to continue a plan, policy, practice or arrangement pertains to all plan participants generally. As a condition to Mr. Herbert receiving any payments or benefits upon the termination of his employment for good reason, Mr. Herbert shall have executed and delivered (and not revoked) a release of any and all claims, suits, or causes of action against the Company and its affiliates in form reasonably acceptable to the Company.

The agreement also provides that as a condition of the consummation of a USA Transaction (as defined in the agreement), the successor to the Company’s business or assets would agree to assume and perform Mr. Herbert’s employment agreement. If any such successor would not do so, Mr. Herbert’s employment would terminate on the date of consummation of the USA Transaction, and the Company would pay to Mr. Herbert a lump sum equal to two times his base salary on or before the termination of his employment, and, at its cost, for a period of two years would continue to provide Mr. Herbert with health, life and disability benefits substantially similar to those which he is receiving immediately prior to the date of termination.

David M. DeMedio

On April 12, 2005, Mr. DeMedio and the Company entered into an employment agreement pursuant to which he was employed as the Chief Financial Officer of the Company. The term of the agreement is for one year and will automatically continue from year to year thereafter unless terminated as of the end of the original term or any such one year renewal period by the Company or Mr. DeMedio by at least 90-days notice. The agreement requires Mr. DeMedio to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in the agreement) shall occur, then Mr. DeMedio has the right to terminate his agreement upon 30 days notice to the Company.

During September 2008, Mr. DeMedio and the Company entered into an amendment to his employment agreement pursuant to which he was granted 25,000 shares of common stock under the 2008 Stock Incentive Plan which vested as follows: 8,000 on September 15, 2008; 8,000 on January 15, 2009; and 9,000 on June 30, 2009.

On September 24, 2009, the Company agreed to obtain and pay the premiums for a term life insurance policy in the amount of $750,000 on the life of Mr. DeMedio while he is employed by the Company. Mr. DeMedio has the right to designate the beneficiary of the policy. The Company has agreed to obtain and pay the premiums for a supplemental long term disability policy covering Mr. DeMedio over and above the existing long-term group disability plan of the Company. If he shall become disabled while employed by the Company, the policy would provide for monthly disability coverage of up to 65% of his monthly base compensation payable to age 65 or death. If Mr. DeMedio’s employment with the Company would be terminated without cause, the Company has agreed, at its cost, to continue to provide Mr. DeMedio with health insurance benefits substantially similar to those which he is receiving immediately prior to the date of termination for a one year period following such termination.

On April 14, 2011, the Company and Mr. DeMedio entered into an additional amendment to the employment agreement. The agreement extended the term of Mr. DeMedio’s employment with the Company from June 30, 2011 until June 30, 2014, and will automatically continue from year to year thereafter unless terminated as of the end of the original term or any such one year renewal period by the Company or Mr. DeMedio by at least 90-days notice. In connection with the amendment, and in recognition of his dedicated and valuable service to the Company and extending the term of his employment agreement, Mr. DeMedio was issued 25,000 shares of common stock under the 2010 Stock Incentive Plan which vest or vested as follows: 8,333 on April 14, 2011; 8,333 on April 14, 2012; and 8,334 on April 14, 2013.

Effective July 1, 2011, Mr. DeMedio’s annual base salary was increased to $230,000.

On September 27, 2011, the Company and Mr. DeMedio entered into another amendment to his employment agreement pursuant to which Mr. DeMedio was granted an aggregate of 25,000 shares of common stock as a bonus for his performance during the last six months of the 2011 fiscal year which vest as follows: 8,333 on the date of signing the amendment; 8,333 on the first anniversary of such signing date; and 8,334 on the second anniversary of such signing date. Mr. DeMedio also agreed that the premiums for his supplemental long term disability policy being paid by the Company would now be included in his wages and be taxable to him.

Cary Sagady

On July 2, 2008, the Company and Mr. Sagady entered into an employment agreement pursuant to which the Company continued to employ Mr. Sagady as a Senior Vice President, Product Development for a one-year term. Mr. Sagady’s employment with the Company shall automatically continue for consecutive one-year periods unless terminated by either party upon notice of at least 60 days prior to the end of each one-year extension. Effective July 2, 2008, Mr. Sagady’s base salary has been $185,000 per annum. In addition, Mr. Sagady is eligible to earn an annual discretionary bonus in the maximum amount of 60% of his annual base salary based upon his performance. The Company issued to Mr. Sagady an incentive bonus of 5,000 shares of the Company’s common stock, 1,250 of which vested on each of the following dates: September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009. Upon renewal of his employment agreement, Mr. Sagady was issued an additional 5,000 shares of common stock that vested quarterly in fiscal year 2010. Pursuant to his employment agreement, the Company pays to Mr. Sagady an automobile allowance of $7,800 per annum. Mr. Sagady is also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan. The agreement requires Mr. Sagady to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Michael Lawlor

On June 7, 2010, the Company and Mr. Lawlor entered into an employment agreement pursuant to which the Company employed Mr. Lawlor as a Senior Vice President, Sales and Business Development through June 30, 2011. In April 2012, the Company and Mr. Lawlor entered into an amendment to his employment agreement pursuant to which Mr. Lawlor’s employment was extended until June 30, 2013. Mr. Lawlor’s employment with the Company shall automatically continue for consecutive one-year periods unless terminated by either party upon notice of at least 60 days prior to the end of each one-year extension. Mr. Lawlor’s current base salary is $179,800 per annum. In addition, Mr. Lawlor is eligible to earn an annual discretionary bonus in the maximum amount of 100% of his annual base salary based upon his performance. The Company issued to Mr. Lawlor an incentive bonus of $10,000 upon the signing of his employment agreement. Upon renewal of his original employment agreement, Mr. Lawlor was issued 10,000 shares of common stock. Further, in connection with the execution of the amendment to his employment agreement in April 2012, the Company issued to Mr. Lawlor an aggregate of 20,000 shares of common stock as an incentive bonus, which vest as follows: 5,000 on September 30, 2012; 5,000 on December 31, 2012; 5,000 on March 31, 2013; and 5,000 on June 30, 2013, provided that Mr. Lawlor is employed by USA on the respective vesting dates. Mr. Lawlor is also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan. The agreement requires Mr. Lawlor to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Potential Payments Upon Termination Or Change Of Control

As described above and herein, each of the employment agreements of our executive officers include or included provisions for the payment and/or the provision of benefits to the executives upon termination of employment under certain conditions or if a successor to the Company’s business or assets did or does not agree to assume and perform his employment agreement as a condition to the consummation of a USA Transaction.

The term USA Transaction means: (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company, or (iii) a change in the composition of the Board of Directors of the Company over a period of twelve (12) months or less such that the continuing directors fail to constitute a majority of the Board.

If Mr. Jensen’s employment had been terminated as of June 30, 2011 (when the closing price per share was $2.22) (i) by him with good cause, or (ii) by the Company without cause, or (iii) if a successor to the Company’s business or assets had not agreed to assume and perform his employment agreement as a condition to the consummation of a USA Transaction, then an aggregate of 83,334 shares previously issued to him under his employment agreement would become automatically vested as of the date of termination, with a value of $185,000. If a USA Transaction had occurred as of June 30, 2011, Mr. Jensen would receive 140,000 shares with a value of $310,000 pursuant to the provisions in his employment agreement relating to the Jensen Shares.

If Mr. Herbert’s employment had been terminated as of June 30, 2011 (when the closing price per share was $2.22) (i) by him with good cause, or (ii) by the Company without cause, or (iii) if a successor to the Company’s business or assets had not agreed to assume and perform his employment agreement as a condition to the consummation of a USA Transaction, then an aggregate of 50,000 shares previously issued to him under his employment agreement would become automatically vested as of the date of termination, with a value of $111,000.

As of June 30, 2011, the employment agreement between the Company and our former Chief Executive Officer, Mr. Jensen, provided that the Company was required to provide him with certain payments and benefits upon the termination by the Company of his employment without cause or upon the termination by him of his employment for good reason or upon automatic termination of his employment if a successor to the Company’s business or assets did not agree to assume and perform his employment agreement as a condition to the consummation of a USA Transaction. Assuming that any such termination had occurred on June 30, 2011, he would in addition to the shares described above, have received an aggregate cash payment of twice his annual base salary or $730,000, and the Company would have paid health insurance, life insurance, and disability insurance premiums for a two year period following termination in the aggregate amount of $55,656. The aforesaid premium amount is based on an estimated monthly premium of $1,402 for the health insurance, $463 for the life insurance, and $454 for disability insurance.

As described above under “Executive Employment Agreements”, as of June 30, 2011, the employment agreement between the Company and Mr. Herbert provided that the Company was required to provide Mr. Herbert with certain payments and benefits upon the termination by the Company of his employment without cause or upon the termination by Mr. Herbert of his employment for good reason or upon automatic termination of his employment if a successor to the Company’s business or assets did not agree to assume and perform his employment agreement as a condition to the consummation of a USA Transaction. Assuming that any such termination had occurred on June 30, 2011, Mr. Herbert would in addition to the shares described above, have received an aggregate cash payment of twice his annual base salary or $640,000, and the Company would have paid health insurance, life insurance, and disability insurance premiums for a two year period following termination in the aggregate amount of $43,104. The aforesaid premium amount is based on an estimated monthly premium of $1,402 for the health insurance, $115 for the life insurance, and $279 for disability insurance.

As described above under “Executive Employment Agreements”, if Mr. DeMedio’s employment with the Company would have been terminated by the Company without cause, the Company would have paid health insurance premiums for a one year period following termination in the aggregate amount of $16,824. The aforesaid premium amount is based on an estimated monthly premium of $1,402.

In addition, if a USA Transaction had occurred on June 30, 2011, and assuming that their employment with the Company had terminated as of such date, there would have been no excess parachute payments received by Messrs. Jensen or Herbert and there would have been no excise tax or related tax gross up payments required to be made by the Company.

Jensen Separation Agreement

On October 14, 2011, the Company and Mr. Jensen entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Jensen resigned as Chairman, Chief Executive Officer and as a Director of the Company, effective immediately. The Separation Agreement states that the Company shall provide Mr. Jensen with (i) a lump sum payment of $365,000 which is equal to one year’s base salary subject to applicable payroll and tax withholding; (ii) a lump sum payment of $17,875 which is equal to one year’s car allowance subject to applicable payroll and tax withholding; (iii) a lump sum payment of $28,077 which is attributable to Mr. Jensen’s unused vacation subject to applicable payroll and tax withholding; (iv) group medical and dental insurance coverage for one year at no cost to Mr. Jensen; (v) the 41,667 shares of the Company’s common stock which were awarded to Mr. Jensen in connection with the signing of an amendment to his employment agreement in April 2011 and which would not have otherwise vested until April 2012; and (vi) the 50,000 shares of the Company’s common stock which were awarded to Mr. Jensen in connection with the signing of his amended and restated employment agreement in September 2011 and which would not have otherwise vested until September 2012. The Separation Agreement provides that the confidentiality and restrictive covenant provisions of Mr. Jensen’s September 2011 amended and restated employment agreement shall remain in full force and effect in accordance with their terms. Mr. Jensen has released the Company and certain other parties from and against any and all claims he may have, subject to any rights to indemnification or coverage which he may have under any existing insurance policies of the Company, the bylaws of the Company, or the existing indemnification agreement between him and the Company. Mr. Jensen has also agreed to certain standstill provisions for a three year period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of our directors and executive officers, and each beneficial owner of more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports of our directors and executive officers, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during the 2011 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended June 30, 2011, the Company incurred professional fees of approximately $513,000 in connection with legal services rendered to the Company by Lurio & Associates, P.C., a law firm of which Douglas M. Lurio, a Director, is President.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is that all related party transactions, which are required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, are to be reviewed and approved by the Audit Committee for any possible conflicts of interest. This policy is evidenced in the Charter of the Audit Committee of the Board of Directors of the Company.

COST OF SOLICITING PROXIES

We will bear the cost of the solicitation of proxies by the Company. In addition to mail and e-mail, proxies may be solicited personally, by advertisement, via the Internet or by telephone or facsimile, by our directors, officers and other employees without additional compensation or by MacKenzie Partners, Inc. as referred to below. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We have retained MacKenzie Partners, Inc. (“MacKenzie”), 105 Madison Avenue, New York, NY 10016, to assist us in the solicitation of proxies and as our advisor for a fee of up to $_________, plus out-of-pocket expenses. MacKenzie expects that approximately ___ of its employees will assist in the solicitation.

Our expenses related to the solicitation of proxies from shareholders this year will exceed those normally spent for an uncontested election of directors at an annual meeting of shareholders. Such costs are expected to aggregate approximately $________. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel to advise the Company in connection with a contested solicitation of proxies; public relations advisers; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. The additional solicitation costs do not include the salaries or wages of Company officers and employees, or the amount of costs normally expended by the Company for a solicitation for an election of directors in the absence of a contest. To date, we have incurred approximately $________ of these additional solicitation costs.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

Shareholder  proposals  submitted  pursuant to Rule  14a-8  under  the Exchange Act for inclusion in the Company’s  proxy  statement for its 2013 Annual  Meeting of  Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than __________, 2013, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2013 Annual Meeting shall be changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

If a shareholder who wishes to present a proposal at the 2013 Annual Meeting but does not intend to have such proposal included in the Company’s proxy statement, and such proposal is properly brought before the 2013 Annual Meeting, then under the Rule 14a-4 under the Exchange Act, the proxies solicited by management with respect to the 2013 Annual Meeting will confer discretionary voting authority with respect to the proposal if the shareholder has not provided notice of the proposal by ________, 2013 (or if the date of the meeting has changed more than 30 days from the prior year, a reasonable time before the Company sends its proxy materials). The persons designated in the Company’s WHITE proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

In addition to the SEC’s proxy rules, our Bylaws provide certain requirements that must be met for business (including nomination of directors) to be properly brought before an annual meeting of shareholders. Under the Company’s Bylaws, for shareholder proposals to be properly brought before an annual meeting by a shareholder, a shareholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of (i) the 60th day prior to the annual meeting, or (ii) the 10th day following (x) the date on which public announcement of the date of the meeting is first made by the corporation or (y) the date notice of the meeting is first mailed to shareholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Company may satisfy SEC rules regarding delivery of the proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company shareholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold shares as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact us at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, or phone number, 610-989-0340. If your shares are held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 has been mailed with this Proxy Statement. In addition, we will provide without charge to any shareholder, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission, including the financial statements and exhibits to the Form 10-K. Requests for copies of the Form 10-K should be directed to Investor Relations Department, USA Technologies, Inc., Suite 140, 100 Deerfield Lane, Malvern, Pennsylvania 19355.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.usatech.com.

By Order of the Board of Directors,

May __, 2012	/s/ Stephen P. Herbert
STEPHEN P. HERBERT
Chairman and Chief Executive Officer

APPENDIX “A”

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the Securities and Exchange Commission, the members of the Board of Directors and certain of our officers and employees may be deemed to be “participants” with respect to our solicitation of proxies for the Annual Meeting. Certain information about the persons who may be deemed “participants” is provided below.

Directors

The names of our directors are set forth below. The principal occupation, and name and principal business of the corporation or other organization in which such employment is carried on, for the directors who may be deemed participants in our solicitation are set forth in this proxy statement under “Election of Directors,” and the principal business address at which each director carries out such principal occupation is set forth below.

Deborah G. Arnold	9704 Clos du Lac Circle, Loomis, CA 95650

Steven D. Barnhart	8700 W. Bryn Mawr Avenue, Chicago, IL 60631

Joel Brooks	721 Route 202/206, Suite 130, Bridgewater, NJ 08807

Stephen P. Herbert	100 Deerfield Lane, Suite 140, Malvern, PA 19355

Steve G. Illes	1926 Roadrunner Avenue, Thousand Oaks, CA 91320

Douglas M. Lurio	2005 Market Street, Suite 3120, Philadelphia, PA 19103

Albin F. Moschner	660 Northcroft Court, Lake Forest, IL 60045

Frank A. Petito, III	500 West Madison Street, Suite 800, Chicago, IL 60661

Jack E. Price	12942 N.E. 24th Street, Bellevue, WA 98005

Officers and Employees

The principal occupations of our officers and employees (who are not otherwise directors) who may be deemed “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address is USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, PA 19355.

David M. DeMedio	Chief Financial Officer

Information Regarding Ownership of Our Securities by Participants

None of the participants owns any of our Common Stock of record that they do not also own beneficially. The number of shares of our Common Stock beneficially owned by the participants is set forth in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”

Information Regarding Transactions in Our Securities by Participants

The following table sets forth purchases and sales of our securities during the past two years by each of the participants listed above who made such purchases or sales. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Number of Shares of Common Stock Purchased or (Disposed of)	Date	Price	Description of Transaction

Deborah G. Arnold	10,000	4/1/12	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 4/1/12, 3,333 on 4/1/13, and 3,334 on 4/1/14, provided that Ms. Arnold is still a director of the Company on the applicable vesting date.

Steven D. Barnhart	7,813	3/31/12	$0.00	Award of common stock in connection with service as Lead Independent Director during the quarter ended March 31, 2012

	4,465	1/30/12	$0.00	Award of common stock in connection with service as Lead Independent Director during the quarter ended December 31, 2011
	10,000	6/30/11	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 6/30/11, 3,333 on 6/30/12, and 3,334 on 6/30/13, provided Mr. Barnhart is still a director of the Company on the applicable vesting date.

	32,538	7/6/10	$0.90	Exercise of subscription rights for common stock
	32,538	7/6/10	$0.00	Exercise of subscription rights for warrants exercisable for shares of common stock at $1.13 per share prior to 12/31/13
	2,300	5/13/10	$0.69	Purchase of common stock on open market
	2,750	5/7/10	$0.72	Purchase of common stock on open market
	4,000	5/7/10	$0.71	Purchase of common stock on open market
	6,250	5/7/10	$0.70	Purchase of common stock on open market
	2,700	5/7/10	$0.69	Purchase of common stock on open market

Joel Brooks	10,000	6/30/11	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 6/30/11, 3,333 on 6/30/12, and 3,334 on 6/30/13, provided Mr. Brooks is still a director of the Company on the applicable vesting date.

David M. DeMedio	(2,509)	10/17/11	$1.20	Disposition of common stock to pay tax liability resulting from a stock award
	25,000	9/27/11	$0.00	Award of common stock in connection with execution of amendment to employment agreement. The shares vest or vested as follows: 8,333 on 9/27/11, 8,333 on 9/27/12, and 8,334 on 9/27/13
	25,000	4/14/11	$0.00	Award of common stock in connection with execution of amendment to employment agreement. The shares vest or vested as follows: 8,334 on 4/14/11, 8,333 on 4/14/12, and 8,333 on 4/14/13
	(2,217)	12/30/10	$1.02	Disposition of common stock to pay tax liability resulting from a stock award
	7,365	10/7/10	$0.00	Award of common stock under Long-term Equity Incentive Program on account of 2010 fiscal year

Stephen P. Herbert	(7,525)	10/17/11	$1.20	Disposition of common stock to pay tax liability resulting from a stock award
	75,000	4/14/11	$0.00	Award of common stock in connection with execution of amendment to employment agreement. The shares vest or vested as follows: 25,000 on 4/14/11, 25,000 on 4/14/12, and 25,000 on 4/14/13
	100,000	9/27/11	$0.00	Award of common stock in connection with execution of amendment to employment agreement. The shares vest or vested as follows: 33,333 on 9/27/11, 33,333 on 9/27/12, and 33,334 on 9/27/13
	18,261	10/7/10	$0.00	Award of common stock under Long-term Equity Incentive Program on account of 2010 fiscal year
	1,000	10/4/10	$1.16	Purchase of common stock on open market

Steve G. Illes	10,000	4/1/12	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 4/1/12, 3,333 on 4/1/13, and 3,334 on 4/1/14, provided that Mr. Illes is still a director of the Company on the applicable vesting date.

Douglas M. Lurio	25,000	2/13/12	$1.061	Purchase of common stock on open market
	10,000	6/30/11	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 6/30/11, 3,333 on 6/30/12, and 3,334 on 6/30/13, provided Mr. Lurio is still a director of the Company on the applicable vesting date.

Albin F. Moschner	2,100	3/28/12	$1.17	Purchase of common stock on open market
	11,525	3/28/12	$1.20	Purchase of common stock on open market

100	3/28/12	$1.19	Purchase of common stock on open market
19,900	3/28/12	$1.21	Purchase of common stock on open market
12375	3/27/12	$1.15	Purchase of common stock on open market
1000	3/26/12	$1.08	Purchase of common stock on open market
5000	12/30/11	$1.12	Purchase of common stock on open market
1,100	6/30/11	$2.21	Purchase of common stock on open market
1,900	6/30/11	$2.22	Purchase of common stock on open market
10,000	6/13/11	$2.19	Purchase of common stock on open market
3900	6/1/11	$2.20	Purchase of common stock on open market
8000	5/4/11	$2.44	Purchase of common stock on open market
11,742	5/2/11	$2.87	Purchase of common stock on open market
8,258	5/2/11	$2.88	Purchase of common stock on open market
10,000	5/2/11	$2.84	Purchase of common stock on open market
4600	3/23/11	$1.66	Purchase of common stock on open market
35,400	3/22/11	$1.66	Purchase of common stock on open market
5500	3/14/11	$2.25	Purchase of common stock on open market
5000	3/14/11	$2.15	Purchase of common stock on open market
11,100	3/7/11	$2.35	Purchase of common stock on open market
5,000	3/7/11	$2.30	Purchase of common stock on open market
20,000	2/10/11	$2.00	Purchase of common stock on open market
1,900	12/31/10	$1.04	Purchase of common stock on open market
300	12/31/10	$1.03	Purchase of common stock on open market
2,800	12/31/10	$1.05	Purchase of common stock on open market
2,500	12/20/10	$1.00	Purchase of common stock on open market
7,000	11/23/10	$1.07	Purchase of common stock on open market
1,900	11/8/10	$1.25	Purchase of common stock on open market
100	11/8/10	$1.24	Purchase of common stock on open market
25,000	10/11/10	$1.30	Purchase of common stock on open market
15000	9/24/10	$1.13	Purchase of common stock on open market
4400	2/27/12	$0.55	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
100	1/3/12	$0.73	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
500	12/21/11	$0.50	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
5500	12/9/11	$0.45	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
4500	12/5/11	$0.45	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
20,500	12/01/11	$0.45	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
2,000	8/24/11	$1.00	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
100	6/30/11	$1.35	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
10,000	6/13/11	$1.24	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
1100	6/03/11	$1.20	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
3,900	6/1/11	$1.20	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
10,000	5/3/11	$1.50	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
10,000	5/2/11	$1.75	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
10,000	5/2/11	$1.70	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
10,000	3/14/11	$1.25	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
5,000	3/7/11	$1.25	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share
25,000	10/25/10	$0.53	Purchase of warrants on open market. Warrants are exercisable prior to 12/31/13 at $1.13 per share

Frank A. Petito, III	10,000	4/1/12	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 4/1/12, 3,333 on 4/1/13, and 3,334 on 4/1/14, provided that Mr. Petito is still a director of the Company on the applicable vesting date.

Jack E. Price	10,000	6/30/11	$0.00
Award of common stock to non-employee directors. The shares vest as follows: 3,333 on 6/30/11, 3,333 on 6/30/12, and 3,334 on 6/30/13, provided Mr. Price is still a director of the Company on the applicable vesting date.

Miscellaneous Information Concerning Participants

Except as described in this Appendix “A” or in this proxy statement, none of the participants nor any of their respective associates (together, the “Participant Associates”), (i) directly or indirectly beneficially owns any shares of our Common Stock or any securities of any subsidiary of ours or (ii) has had any relationship with us in any capacity other than as a stockholder, employee, officer or director. Furthermore, neither any participant nor any Participant Associate is either a party to any transaction or series of transactions since January 1, 2011, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Associate had, or will have, a direct or indirect material interest.

Except as described in this proxy statement, no participant or Participant Associate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting.

Except as described in this proxy statement, no participant or Participant Associate has entered into any agreement or understanding with any person with respect to any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described this proxy statement, no participant is, or was within the past year, a party to a contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

APPENDIX “B”

USA TECHNOLOGIES, INC.
2012 STOCK INCENTIVE PLAN

1.             Purpose. The purpose of the USA Technologies, Inc. 2012 Stock Incentive Plan is to provide an incentive to Employees, Consultants and Directors of the Company who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company’s welfare, and to aid in gaining the services of Employees, Consultants and Directors of outstanding ability who will contribute to the Company’s success.

2.             Definitions.

2.1            “Award” means an award of Stock under the Plan.
2.2            “Board” means the Board of Directors of USA.
2.3            “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any successor to such section.
2.4            “Committee” means the committee designated by the Board to administer the Plan under Section 4; provided, however, that if an Award is to be made to an Employee who is an executive officer of USA or to a Director of USA, the term “Committee” shall mean the compensation committee of USA and any award to be made to any such executive officer or Director shall be recommended by the compensation committee and approved by the Directors of USA.
2.5            “Common Stock” means USA common stock, no par value per share, or such other class or kind of shares of capital stock or other securities as may result from the application of Section 7 hereof.
2.6            “Company” means USA and any successor thereof.
2.7            “Consultant” means a consultant retained to provide bona fide services to, and who is not an employee of USA.
2.8            “Director” means each director of USA who is not an employee of USA.
2.9            “Employee” means an officer or employee of the Company including a director who is such an employee.
2.10          “Fair Market Value” means, on any given date, the mean between the high and low prices of actual sales of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date, or, if the Common Stock was not so listed, the average closing bid price of the stock for each of the five trading days prior to such date.
2.11          “Holder” means an Employee, Director or Consultant to whom an Award is made.
2.12          “USA” means USA Technologies, Inc., a Pennsylvania corporation and any successor thereto.
2.13          “1933 Act” means the Securities Act of 1933, as amended.
2.14          “Plan” means the USA 2011 Stock Incentive Plan herein set forth, as amended from time to time.
2.15          “Stock” means Common Stock awarded by the Committee under Section 6 of the Plan.
2.16          “SEC” means the United States Securities and Exchange Commission.
2.17          “Stock Award Agreement” means a Stock Award Agreement evidencing an Award granted under the Plan.

3.             Eligibility. Any Employee, Director or Consultant is eligible to receive an Award.

4.             Administration of Plan.

4.1            The Plan shall be administered and interpreted by the Committee, which shall have full authority to act in selecting Employees, Directors and Consultants to whom Awards will be made, in determining the type and amount of Awards to be granted to each such Holder, the terms and conditions of Awards and the terms of agreements which will be entered into with Holders in connection with Awards. The Committee shall be appointed by the Board and shall have at least one member and shall act unanimously in all matters.
4.2            The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Award is made.
4.3            The Committee shall have the power to adopt regulations for carrying out the Plan and to make such changes in such regulations as it shall from time to time deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend any existing Award in order to carry out the purposes of the Plan so long as such amendment does not deprive the Holder of any benefit granted by the Award and so long as the amended Award comports with the terms of the Plan. Amendments adverse to the interests of the Holder must be approved by the Holder. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Plan participants.

5.             Shares of Stock Subject to the Plan.

5.1            Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 500,000 shares.
5.2            Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.             Stock.

An Award of Stock is a grant by the Company of a specified number of shares of Common Stock to the Holder, which shares may be subject to forfeiture upon the happening of specified events. Such an Award may be subject to the following terms and conditions:
6.1            An Award of Stock may be evidenced by a Stock Award Agreement. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.
6.2            Upon determination of the number of shares of Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner.
6.3            The Committee may condition the grant of an Award of Stock upon the Holder’s achievement of one or more performance goal(s) specified in the Stock Award Agreement. If the Holder fails to achieve the specified performance goal(s), the Committee shall not grant the Stock to the Holder, or the Holder shall forfeit the Award of Stock and the Common Stock shall be forfeited to the Company.
6.4            The Stock Award Agreement, if any, shall specify the performance, employment or other conditions (including termination of employment on account of death, disability, retirement or other cause) under which the Stock may be forfeited to the Company.
6.5            The Stock Award Agreement may also contain (a) an agreement not to compete with the Company and its subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Holder’s employment with or affiliation with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Holder; and (c) an agreement to retain the confidentiality of certain information.

7.             Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of USA affecting the Common Stock, or any distribution to shareholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan as it determines appropriate. No fractional shares of stock shall be issued pursuant to such an adjustment, but an amount equivalent to the portion of Fair Market Value attributable to any such fractional shares shall, where appropriate, be paid in cash to the Holder.

8.             Termination and Amendment. The Plan shall remain in full force and effect until terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

9.             Form S-8.

9.1            Promptly upon the approval of this Plan by the Board of Directors of USA and the shareholders, the Company shall, at its cost and expense, register all of the Stock under the 1933 Act pursuant a to Form S-8 registration statement.
9.2            Notwithstanding anything else set forth herein, an Award shall not be made to any Director, Consultant or Employee unless such person is eligible to receive Stock which has been registered under a Form S-8 registration statement. In this regard, any Stock issuable to a Consultant or Director shall be issued to an individual who provided bona fide services to USA and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for USA’s securities.
9.3            In connection with the issuance of any Stock pursuant to the Plan, USA shall at its expense, use its best efforts to have any such Stock exempted from the registration requirements under applicable state securities laws.
9.4            The documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement, and any additional information about the Company, the Plan and the Plan administrators may be obtained, without charge, upon written request made to the Company at 100 Deerfield Lane, Suite 140, Malvern, PA 19355, Attn: Stephen P. Herbert, President, or by calling 610-989-0340.

10.           General Provisions.

10.1          The Plan shall become effective upon its approval by the Board, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders held on June 28, 2012, and any adjournment or postponement thereof.
10.2          Nothing contained in the Plan, or an Award granted pursuant to the Plan, shall confer upon an Employee any right with respect to continuance of employment by the Company or upon any Director or Consultant any right with respect to continuance of Board service or the consulting arrangement (as the case may be), nor interfere in any way with the right of the Company to terminate such relationships at any time.
10.3          Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. Stock Award Agreements evidencing Awards may contain appropriate provisions to effect withholding, including providing for the withholding of Stock by USA otherwise deliverable to a Holder having a Fair Market Value equal to the minimum amount required to be withheld by the Company. The Plan is not qualified under Section 401(a) of the Code.
10.4          To the extent that federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the Commonwealth of Pennsylvania and construed accordingly.

Dated: April 16, 2012

USA TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS -
ANNUAL MEETING OF SHAREHOLDERS - June 28, 2012

The undersigned, revoking all prior proxies, hereby appoint(s) Stephen P. Herbert and David M. DeMedio, or either of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on April 27, 2012, at the Annual Meeting of Shareholders to be held on June 28, 2012, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

USA TECHNOLOGIES, INC.

June 28, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access  “www.voteproxy.com”  and  follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER

TELEPHONE -
Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online or by telephone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K are available at – http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591

”	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.	”

¢ 20830300000000000000 8	121509

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE   ☒
			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. Ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2012.	☐	☐	☐

		3. Approval of 2012 Stock Incentive Plan	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	m Deborah G. Arnold m Steven D. Barnhart m Joel Brooks m Stephen P. Herbert m Douglas M. Lurio m Albin F. Moschner m Frank A. Petito m Jack E. Price
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no contrary direction is made, this proxy will be voted “FOR” all of the proposals set forth herein, including all the nominees listed in Item 1 (or, if any such nominees should be unable to accept such nomination, for such other substitute person or persons as may be recommended by the Board of Directors), and in accordance with the proxies’ best judgment upon other matters properly coming before the Annual Meeting and any adjournments thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜		IF YOU SIGN THIS PROXY WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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